Exhibit 10.1

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                               GUARANTY AGREEMENT


                          Dated as of January 26, 2002


                                      Among


                            SF HOLDINGS GROUP, INC.,


                                    Guarantor


                           JEFFERIES & COMPANY, INC.,


                                    Purchaser


                                       AND


                         TCW/CRESCENT MEZZANINE, L.L.C.,


                                COLLATERAL AGENT


                                  in respect of


                      Newcup, LLC. Note Purchase Agreement


                          dated as of January 25, 2002



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                                Table of Contents
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ARTICLE ONE  GUARANTEE.......................................................1

      SECTION 1.01  Unconditional Guarantee..................................1
      SECTION 1.02  Evidence of Execution and Delivery of Subsidiary
                        Guarantee............................................2
      SECTION 1.03  Waiver of Subrogation....................................3
      SECTION 1.04  Immediate Payment........................................3
      SECTION 1.05  No Set-Off...............................................3
      SECTION 1.06  Obligations Absolute.....................................3
      SECTION 1.07  Obligations Continuing...................................4
      SECTION 1.08  Obligations Reinstated...................................4
      SECTION 1.09  Obligations Not Affected.................................4
      SECTION 1.10  Waiver...................................................5
      SECTION 1.11  No Obligation To Take Action Against the Company.........6
      SECTION 1.12  Dealing with Newcup and Others...........................6
      SECTION 1.13  Default and Enforcement..................................6
      SECTION 1.14  Amendment, Etc...........................................7
      SECTION 1.15  Acknowledgment...........................................7
      SECTION 1.16  Costs and Expenses.......................................7
      SECTION 1.17  No Merger or Waiver; Cumulative Remedies.................7
      SECTION 1.18  Survival of Obligations..................................7
      SECTION 1.19  Guarantee in Addition to Other Obligations...............7
      SECTION 1.20  Severability.............................................8
      SECTION 1.21  Successors and Assigns...................................8

ARTICLE TWO  DEFINITIONS AND INCORPORATION BY REFERENCE......................8

      SECTION 2.01  Definitions..............................................8
      SECTION 2.02  Other Definitions.......................................24
      SECTION 2.03  Rules Of Construction...................................25

ARTICLE THREE  OTHER AGREEMENTS.............................................25

      SECTION 3.01  Warrants................................................25
      SECTION 3.02  Option Agreement........................................25
      SECTION 3.03  Cancellation of Notes and Purchase of Newcup............26
      SECTION 3.04  Capital Contribution to Newcup..........................26


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ARTICLE FOUR  COVENANTS.....................................................26

      SECTION 4.01  Reserved................................................26
      SECTION 4.02  Reserved................................................26
      SECTION 4.03  Reports.................................................26
      SECTION 4.04  Compliance Certificate..................................28
      SECTION 4.05  Taxes...................................................29
      SECTION 4.06  Stay, Extension And Usury Laws..........................29
      SECTION 4.07  Restricted Payments.....................................29
      SECTION 4.08  Dividend And Other Payment Restrictions Affecting
                        Subsidiaries........................................32
      SECTION 4.09  Incurrence Of Indebtedness And Issuance Of
                        Preferred Stock.....................................32
      SECTION 4.10  Asset Sales And Events Of Loss..........................35
      SECTION 4.11  Transactions With Affiliates............................37
      SECTION 4.12  Liens...................................................37
      SECTION 4.13  Line Of Business........................................38
      SECTION 4.14  Corporate Existence.....................................38
      SECTION 4.15  Offer To Repurchase Upon An Equity Realization Event....38
      SECTION 4.16  Limitations On Issuances And Sales Of Capital Stock
                        In Wholly Owned Restricted Subsidiaries.............39
      SECTION 4.17  Limitation On Issuances Of Guarantees Of
                        Indebtedness........................................39
      SECTION 4.18  Investment Company Act..................................40
      SECTION 4.19  Insurance...............................................40
      SECTION 4.20  Compliance with Laws, Maintenance of Licenses...........40
      SECTION 4.21  Inspection of Properties and Records....................40
      SECTION 4.22  Board of Directors Observation Rights...................41
      SECTION 4.23  Private Placement Number................................41
      SECTION 4.24  Notice of Certain Proceedings...........................41
      SECTION 4.25  Opinions of Counsel; Certificates.......................41
      SECTION 4.26  Certain Amendments......................................42
      SECTION 4.27  Change in Organizational Documents......................42
      SECTION 4.28  Limitations on Purchase of Discount Notes...............43
      SECTION 4.29  Post-Closing Covenants..................................43
      SECTION 4.30  Collateral Delivery.....................................43


ARTICLE FIVE  SUCCESSORS....................................................43

      SECTION 5.01  Merger, Consolidation, Or Sale Of Assets................43
      SECTION 5.02  Successor Corporation Substituted.......................44

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ARTICLE SIX  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................44

      SECTION 6.01  Authorization, Capitalization...........................44
      SECTION 6.02  No Violation or Conflict, No Default....................46
      SECTION 6.03  No Material Adverse Change; Financial Statements........46
      SECTION 6.04  Full Disclosure.........................................47
      SECTION 6.05  Third Party Consents....................................48
      SECTION 6.06  Governmental Regulations................................48
      SECTION 6.07  Brokers.................................................48
      SECTION 6.08  Solvency................................................49
      SECTION 6.09  Litigation..............................................49
      SECTION 6.10  Taxes...................................................49
      SECTION 6.11  Compliance with Laws....................................50
      SECTION 6.12  Indebtedness............................................50
      SECTION 6.13  Insurance...............................................50
      SECTION 6.14  Affiliate Transactions..................................50

ARTICLE SEVEN  COLLATERAL AND SECURITY......................................50

      SECTION 7.01  Collateral Documents....................................50
      SECTION 7.02  Recording and Opinions..................................51
      SECTION 7.03  Release of Collateral...................................52
      SECTION 7.04  Authorization Of Actions To Be Taken By The
                        Collateral Agent Under The Collateral Documents.....52
      SECTION 7.05  Authorization of Receipt of Funds By The Collateral
                        Agent Under the Collateral Documents................53
      SECTION 7.06  Termination of Security Interest........................53
      SECTION 7.07  Cooperation of the Collateral Agent.....................54

ARTICLE EIGHT  EXPENSES AND INDEMNITY.......................................54

      SECTION 8.01  Expenses................................................54
      SECTION 8.02  General Indemnity.......................................55
      SECTION 8.03  Income Tax Indemnity....................................56

ARTICLE NINE  AMENDMENT, SUPPLEMENT AND WAIVER..............................56

      SECTION 9.01  With Consent Of Holders Of Notes........................56
      SECTION 9.02  Revocation And Effect Of Consents.......................57

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ARTICLE TEN  EVENTS OF DEFAULT..............................................57

      SECTION 10.01  Events of Default......................................57

ARTICLE ELEVEN  MISCELLANEOUS...............................................59

      SECTION 11.01  Notices................................................59
      SECTION 11.02  Statements Required In Certificate Or Opinion..........61
      SECTION 11.03  No Personal Liability Of Directors, Officers,
                        Employees And Stockholders..........................61
      SECTION 11.04  Governing Law..........................................61
      SECTION 11.05  No Adverse Interpretation Of Other Agreements..........61
      SECTION 11.06  Successors.............................................61
      SECTION 11.07  Severability...........................................62
      SECTION 11.08  Counterpart Originals..................................62
      SECTION 11.09  Table Of Contents, Headings, Etc.......................62


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                                    EXHIBITS

      EXHIBIT A   -  FORM OF GUARANTEE
      EXHIBIT B   -  FORM OF PLEDGE AGREEMENT
      EXHIBIT C   -  FORM OF WARRANT AGREEMENT
      EXHIBIT D   -  FORM OF OPTION AGREEMENT
      EXHIBIT E   -  FORM OF OPINION OF COUNSEL TO COMPANY

                                    SCHEDULES

      SCHEDULE 6.01  -  CAPITALIZATION OF COMPANY AND ITS SUBSIDIARIES
      SCHEDULE 6.09  -  LITIGATION
      SCHEDULE 6.12  -  EXISTING INDEBTEDNESS
      SCHEDULE 6.13  -  INSURANCE



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                               GUARANTY AGREEMENT

            This GUARANTY AGREEMENT is dated as of January 26, 2002, (this "Agreement"), and entered into by and among SF Holdings Group, Inc., a Delaware corporation (the "Company"), TCW/Crescent Mezzanine, L.L.C., a Delaware limited liability company, as Collateral Agent (together with its permitted successor in such capacity, "Collateral Agent") and Jefferies & Company, Inc. ("Purchaser").

            Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 2.01 hereof.

                                   ARTICLE ONE

                                    GUARANTEE

SECTION 1.01      Unconditional Guarantee

            (a) In consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, subject to Section 1.01(c) hereof, hereby, irrevocably and unconditionally guarantees and agrees to be liable to each Holder of a Note and to the Collateral Agent and its successors and assigns, irrespective of the validity and enforceability of the Notes or the Obligations of Newcup under the Note Purchase Agreement or the Notes, that: (a) the principal of, premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at maturity, upon redemption (whether upon a Newcup Change of Control, an Equity Realization Event or otherwise), by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other Obligations of Newcup to the Holders or the Collateral Agent hereunder or thereunder (including amounts due the Collateral Agent under Section 9 of the Note Purchase Agreement, Section 16.12 of the Pledge Agreement and Article Eight hereof), shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations of Newcup, the same shall be promptly paid in full when due or performed in accordance with the terms of extension or renewal, whether at maturity, upon redemption, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, the Company shall be obligated to pay the same immediately.

            (b) The Company hereby agrees that its Obligations under this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Note Purchase Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions thereof, any release of Newcup or any other Person obligated on the Notes, the recovery of any judgment against Newcup, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Company hereby waives the benefit of diligence, presentment, demand of

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payment, filing of claims with a court in the event of insolvency or bankruptcy of Newcup, any right to require a proceeding first against Newcup, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes, and this Guarantee. This Guarantee is and shall be a guarantee of payment and not of collection. If any Holder or the Collateral Agent is required by any court or otherwise to return to Newcup, or any custodian, trustee, liquidator or other similar official acting in relation to Newcup, any amount paid by Newcup to the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Company further agrees that, as between it, on the one hand, and the Holders and the Collateral Agent, on the other hand, (a) subject to this Article One, the maturity of the Obligations guaranteed may be accelerated as provided in Section 4 of the Note Purchase Agreement and Article Ten of this Agreement for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any acceleration of such Obligations as provided in Section 4 of the Note Purchase Agreement or Article Ten of this Agreement, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purposes of this Guarantee.

            (c) Notwithstanding anything to the contrary herein or in any other Company Guarantee Document the obligations of the Company with respect to the Guarantee set forth in this Section 1.01 shall be reduced by the amount of any actual loss, damage or liability suffered or incurred by the Company as a result of any Event of Default (as defined in the Guaranty Fee Agreement) under the Guaranty Fee Agreement occurring at a time when Newcup is subject to the restrictions in Paragraph 1 of the Guaranty Fee Agreement, regardless of whether such Event of Default is cured or waived in accordance with the terms of the Guaranty Fee Agreement. This Section 1.01(c) shall terminate and be null and void and of no force or effect immediately upon the occurrence of a Newcup Change of Control.

SECTION 1.02      Evidence of Execution and Delivery of Subsidiary Guarantee

            (a) To further evidence the Guarantee referred to in Section 1.01 hereof, the Company agrees that a notation of such Guarantee, substantially in the form of Exhibit A hereto shall be endorsed on each Note. Each such endorsement shall be executed on behalf of the Company by either manual or facsimile signature of two Officers of the Company, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            (b) The Company hereby agrees that this Guarantee set forth in
Section 1.01 hereby shall remain in full force and effect with respect to all Notes and Obligations evidenced by the Notes notwithstanding any failure to so endorse on any Note a notation of such Guarantee.

            (c) If an Officer of the Company whose signature is on a Guarantee no longer holds that office at the time any Note is delivered to a Holder, or at any time thereafter, the Company's Guarantee of such Note shall be valid nevertheless.

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            (d) The delivery of any Note to a Holder shall constitute due delivery of the Guarantee set forth in this Agreement on behalf of the Company.

SECTION 1.03      Waiver of Subrogation

            Until all of the Notes are discharged and paid in full, the Company irrevocably waives and agrees not to exercise any claim or other rights which it may hereafter acquire against Newcup that arise from the existence, payment, performance or enforcement of the Obligations of Newcup under the Notes or the other Note Purchase Documents and the Company's Obligations under its Guarantee and this Agreement, in any such instance, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from Newcup directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Company in violation of the preceding sentence and any amounts owing to Holders under the Notes, the other Note Purchase Documents, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to the Company for the benefit of, and held in trust for the benefit of, the Holders and shall forthwith be paid to the Holders to be credited against and applied to the Obligations of Newcup, whether matured or unmatured, in accordance with the terms of the Notes and the Note Purchase Agreement. The Company hereby acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that the waiver set forth in this Section 1.03 is knowingly made in contemplation of such benefits.

SECTION 1.04      Immediate Payment

            Subject to Section 1.01(c), the Company agrees to make immediate payment to the Holders of all Obligations of Newcup and the Company owing or payable to the Holders upon receipt of a demand for payment therefor by the Collateral Agent, by the Majority Holders or, with respect to a demand for payment occasioned by the occurrence of an Event of Default under Section 10.01(a)(1)(A), by any Holder to the Company in writing. The Company agrees that the Holders need not attempt to collect any amounts guaranteed hereunder from Newcup or any other Person or to realize upon any Collateral, but, subject to
Section 1.01(c), may require the Company to make immediate payment of all of such guaranteed amounts to the Holders when due, whether by maturity, acceleration, redemption or otherwise, or at any time thereafter.

SECTION 1.05      No Set-Off

            Each payment to be made by the Company hereunder in respect of the Obligations under its Guarantee shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

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SECTION 1.06      Obligations Absolute

            The Obligations of the Company under its Guarantee shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by the Company which may not be recoverable from the Company on the basis of this Guarantee shall be recoverable from the Company as a primary obligor and principal debtor in respect thereof.

SECTION 1.07      Obligations Continuing

            The Obligations of the Company under its Guarantee shall be continuing and shall remain in full force and effect until all the Obligations hereunder have been paid and satisfied in full. The Company hereby agrees with the Holders that it will from time to time deliver to the Holders suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Collateral Agent may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of the Company so to do, it hereby irrevocably appoints the Collateral Agent as the attorney and agent of the Company to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Majority Holders on the advice of counsel, to fully maintain and keep in force the liability of the Company under its Guarantee.

SECTION 1.08      Obligations Reinstated

            The Obligations of the Company under this Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced such Obligations of the Company (whether such payment shall have been made by or on behalf of Newcup or the Company) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by Newcup is stayed upon the insolvency, bankruptcy, liquidation or reorganization of Newcup, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by the Company as provided herein.

SECTION 1.09      Obligations Not Affected

            Subject to the limitations contained in Section 1.01(c), the Obligations of the Company under this Guarantee shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment (and whether or not known or consented to by the Company or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against the Company under its Guarantee or might operate to release or otherwise exonerate the Company from any of its Obligations or otherwise affect such Obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

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            (a) any limitation of status or power, disability, incapacity or other circumstance relating to Newcup or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting Newcup or any other Person;

            (b) any irregularity, defect, unenforceability or invalidity in respect of any Indebtedness or other Obligation of Newcup or any other Person under the Note Purchase Agreement, this Agreement, the Notes or any other Note Purchase Document;

            (c) any failure of Newcup, whether or not without fault on its part, to perform or comply with any of the provisions of the Notes or any other Note Purchase Document, or to give notice thereof to the Company;

            (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against Newcup or any other Person or their respective assets or the release or discharge of any such right or remedy;

            (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to Newcup, or any other Person;

            (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or the other Note Purchase Documents, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

            (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of Newcup or the Company;

            (h) any merger or amalgamation of Newcup or the Company with any Person or Persons other than Newcup;

            (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affect, any of the Obligations of Newcup under the Notes or the other Note Purchase Documents or the Obligations of the Company under this Guarantee; and

            (j) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of Newcup under the Note Purchase Agreement or the Notes or of the Company in respect of this Guarantee.

SECTION 1.10      Waiver

            Without in any way limiting the provisions of Section 1.01 hereof, the Company hereby waives notice of acceptance hereof, notice of any liability of the Company under this

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Guarantee, notice or proof of reliance by the Holders upon the Obligations of the Company under its Guarantee, and diligence, presentment, demand for payment on Newcup, protest, notice of dishonor or non-payment of any of Newcup's Obligations under the Note Purchase Documents or the Notes, or other notice or formalities to Newcup or the Company of any kind whatsoever.

SECTION 1.11      No Obligation To Take Action Against the Company

            No Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations of Newcup under the Notes or any of the other Note Purchase Documents, or against Newcup or any other Person or any assets or properties of Newcup or any other Person before any Holder is entitled to demand payment and performance by the Company of its liabilities and obligations under its Guarantee or under this Agreement.

SECTION 1.12      Dealing with Newcup and Others

            The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the Obligations of the Company and without the consent of or notice to the Company, may unless otherwise prohibited by the Guaranty Fee Agreement:

            (a) grant time, renewals, extensions, compromises, concessions, waivers, releases and discharges Newcup or any other Person;

            (b) take or abstain from taking security or Collateral from Newcup or from perfecting security interests in the Collateral;

            (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security, including, without limitation, the Collateral, given by the Company or any third party with respect to the Obligations of Newcup under, or matters contemplated by, the Notes or the other Note Purchase Documents;

            (d)   accept compromises or arrangements from Newcup;

            (e) apply all monies at any time received from Newcup or in respect of the Collateral upon such part of the Obligations of Newcup under the Notes or the other Note Purchase Documents as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

            (f) otherwise deal with, or waive or modify their right to deal with, Newcup and all other Persons and any Collateral as the Holders may see fit.

SECTION 1.13      Default and Enforcement

            If the Company fails to comply with Section 1.04 hereof, each Holder may, subject to the limitation set forth in the Series A Notes, and Section 10.01(b) hereof proceed in

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the enforcement of this Guarantee and the Company's Obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from Company Newcup's Obligations under the Notes and the other Note Purchase Documents.

SECTION 1.14      Amendment, Etc.

            No amendment, modification or waiver of any provision of this Agreement relating to the Company or consent to any departure by the Company or any other Persons from any such provision will in any event be effective unless it is signed by the Company, the Majority Holders and the Collateral Agent.

SECTION 1.15      Acknowledgment

            The Company hereby acknowledges communication of the terms of the Notes and the other Note Purchase Documents and consents to and approves of the same.

SECTION 1.16      Costs and Expenses

            The Company shall pay on demand by the Collateral Agent or the Majority Holders any and all reasonable costs, fees and expenses (including, without limitation, legal fees) incurred by Collateral Agent, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under this Agreement.

SECTION 1.17      No Merger or Waiver; Cumulative Remedies

            The Company's Guarantee hereunder shall not operate by way of merger of any of the obligations of the Company under any other agreement, including, without limitation, the Note Purchase Documents. No failure to exercise and no delay in exercising, on the part of the Holders, any right, remedy, power or privilege under the Note Purchase Documents or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under the Note Purchase Documents or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under the Note Purchase Documents, the Notes and any other document or instrument between the Company and/or Newcup and the Holders are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 1.18      Survival of Obligations

            Without prejudice to the survival of any of the other obligations of the Company, the obligations of the Company under Section 1.01 hereof shall survive the payment in full of Newcup's Obligations under the Notes and the other Note Purchase Documents and shall be enforceable against the Company without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by Newcup or the Company.

SECTION 1.19      Guarantee in Addition to Other Obligations

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            The Obligations of the Company under this Guarantee and the Note
Purchase Documents are in addition to and not in substitution for any other obligations to any of the Holders in relation to the Note Purchase Documents or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 1.20      Severability

            Any provision of this Article One which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any jurisdiction.

SECTION 1.21      Successors and Assigns

            This Guarantee shall be binding upon and inure to the benefit of each of the Holders and their respective successors and permitted assigns, except that the Company may not assign any of its obligations hereunder or thereunder.

                                   ARTICLE TWO

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 2.01      Definitions.

            "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of or secured by assets of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "Agreement" means this Guaranty Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof.

            "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 hereof and/or Article 5 hereof and not by Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii) with respect to any issuance or sale by any Restricted Subsidiary of the Company, whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for net proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) a Restricted Payment that is permitted by Section
4.07 hereof and (iii) the sale of all or any portion of the Surplus Real Estate.

            "Audax" means Audax Mezzanine Fund, L.P., a Delaware limited partnership and its Affiliates.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Board of Directors" means the Board of Directors of the Company.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, excluding stock appreciation rights issued in the ordinary course of business.

            "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's, a division of the

McGraw-Hill Companies, Inc., and in each case maturing within one year after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

            "CEG" means Creative  Expressions  Group,  Inc., and CEG Holdings,
LLC.

            "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Principals, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company or of Fonda, Sweetheart or Sweetheart Cup, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of a direct or indirect majority in interest (more than 50%) of the voting power of the Voting Stock of the Company, (iv) the failure of the Principals to own at least fifty-one percent (51%) of the Equity Interests of the Company, (v) the failure of Dennis Mehiel, individually, to own at least forty-five percent (45%) of the Equity Interests of the Company, (vi) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

            "Class C Common Stock" means the Class C Common Stock, par value $.001 per share, of the Company.

            "Collateral" means all shares of Capital Stock in, and all intercompany notes issued by, all current and future Restricted Subsidiaries of the Company that are pledged to the Collateral Agent in accordance with this Agreement and the Pledge Agreement.

            "Collateral Agent" means the party appointed as "Collateral Agent" in the Note Purchase Agreement until a successor replaces it in accordance with the applicable provisions of the Note Purchase Agreement and thereafter, means the successor serving hereunder.

            "Collateral Documents" means the Pledge Agreement and any other agreements, instruments, financing statements or other documents that evidence or set forth the Lien of the Collateral Agent, for the benefit of Holders, in the Collateral.

            "Company Guarantee Documents" means this Agreement, the Warrant Agreement, the Registration Agreement, the Guaranty Fee Agreement, the Option Agreement and the Pledge Agreement, collectively, or each of such documents singularly, and any documents or instruments contemplated by or executed in connection with any of them or any of the transactions contemplated hereby or thereby.

            "Company Preferred Stock" means the 13 3/4% Series B Exchangeable Preferred Stock Due 2009 of the Company.

            "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill, debt issuance costs and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividend to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary, the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, shall be included only to the extent of the amount of dividends or distributions paid in cash by such Restricted Subsidiary to the referent person, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

            "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of cash dividends unless such cash dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Guaranty Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

            "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Guaranty Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            "Conversion Option" shall have the meaning ascribed to such term in the Series A Notes.

            "Credit Facilities" means one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Discount Notes" means the 12 3/4% Series B Senior Secured Discount Notes due 2008 of the Company.

            "Discount Notes Indenture Collateral" means the "Collateral" defined and described in the Discount Notes Indenture and the "Pledged Collateral" defined and described in the Discount Notes Indenture Pledge Agreement.

             "Discount Notes Indenture" means the Indenture dated as of March 12, 1998, as amended and supplemented from time to time, between the Company and The Bank of New York, as trustee, pursuant to which the Discount Notes were issued.

            "Discount Notes Indenture Pledge Agreement" means the "Pledge Agreement" defined and described in the Discount Notes Indenture.

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Equity Offering" means an underwritten public offering of common stock (other than Disqualified Stock) of the Company registered under the Securities Act (other than a public offering registered on Form S-8 under the Securities Act) issues of such common stock, with gross proceeds to the Company of not less $25,000,000, resulting in the listing of the Company's common stock on a nationally recognized stock exchange, including the NASDAQ National Market System.

            "Equity Realization Event" means the occurrence of a Change of Control or the consummation of an Equity Offering by the Company or any of its successors.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Guaranty Date (other than Indebtedness permitted pursuant to clause (iv) of the definition of Permitted
Debt), until such amounts are repaid.

            "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted

Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

            "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

            "Fonda" means The Fonda Group, Inc., a Delaware corporation, and its successors.

            "Fonda Notes" means the 9 1/2% Series B Senior Subordinated Notes of Fonda.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the relevant financial statements.

            "Global Cup Entities" means each of Global Cup S.A. de C.V., Rentactivos, S.A. de C.V., Servicios Tanairi, S.A. de C.V. and Paper Cups de Mexico, S.A. de C.V.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Guaranty Date" means January 26, 2002, the date of this Agreement.

            "Guaranty Fee Agreement" means that certain Guaranty Fee Agreement of January 26, 2002, between Newcup and the Company, as amended, modified, or supplemented from time to time, in accordance with the terms thereof.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "Holder" means Purchaser as long as it holds a Note, any TCW/Crescent Investor as long as it holds a Note and any other holder of a Note.

            "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the

Guarantee by such Person of any indebtedness of any other Person and (ii) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any. The amount of any Indebtedness outstanding as of any date shall be (x) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (y) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. In addition, the amount of any Indebtedness secured by a Lien on any property or assets owned or held by a Person which is nonrecourse to that Person shall be equal to the lesser of (i) the amount of such Indebtedness as determined by the preceding sentence or (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith.

            "Indemnified Holder" means each Person who is, was or becomes a Holder, except the Purchaser.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07.

            "Issue Date" means January 25, 2002, the date on which the Notes were first issued under the Note Purchase Agreement.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Lily Cup" means Lily Cup Inc.

            "Majority Holders" means, at any time, the Holder or Holders of at least a majority in aggregate outstanding principal amount of the Notes.

            "Management Services Agreement" means that certain Second Restated Management Services Agreement, dated March 12, 1998, by and among Sweetheart, Sweetheart Cup, AIPM and the Company.

            "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Restricted Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or of any Holder to enforce or collect any of the obligations hereunder. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

            "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends and restructuring charge, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale since the Guaranty Date (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

            "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

            "Newcup" means Newcup, LLC, a Delaware limited liability company.

            "Newcup Change of Control" means the acquisition by the Company or any of its Affiliates, either individually or collectively as a group (as such term is used in Section 13(d)(3) of the Exchange Act), of a direct or indirect majority in interest (more than 50%) of the outstanding Voting Stock of Newcup by way of merger or consolidation or exercise of warrants or options to purchase Voting Stock of Newcup.

            "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

            "Note Purchase Agreement" means the Note Purchase Agreement dated January 25, 2002, among Newcup and the Purchaser, as amended, modified or supplemented from time to time, in accordance with the terms thereof.

            "Note Purchase Documents" means, collectively, the Notes, the Note Purchase Agreement and the Securities Account Pledge Agreement and, collectively, or each of such documents singularly, and any documents or instruments contemplated by or executed in connection with any of them or any of the transactions contemplated thereof.

            "Notes" collectively, the Series A Notes and the Series B Notes and each individually, a "Note".

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

            "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.02 hereof.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Collateral Agent, that meets the requirements of
Section 4.25 hereof and Section 7.02 hereof.

            "Option Agreement" means the Option Agreement dated as of January 26, 2002, between the Company and the Purchaser, as amended, modified, or supplemented from time to time, in accordance with the terms thereof.

            "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.

            "Permitted Business" means the business of producing and selling food service, packaging, tissue and party goods products and such other businesses as the Company and its Restricted Subsidiaries are engaged in on the Guaranty Date, and reasonable expansions and extensions thereof.

            "Permitted Investments" means (i) any Investment in Newcup, in the Company or in a Restricted Subsidiary of the Company; provided, that any Investment by a Restricted Subsidiary in the Company consisting of Indebtedness shall be unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under its Guarantee and this Agreement; (ii) any Investment in Cash Equivalents; (iii) any Investment by any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (x) such Person becomes a Restricted Subsidiary of the Company or (y) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Restricted Subsidiary of the Company; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (v) Investments by any Restricted Subsidiary of the Company in Lily Cup in an aggregate amount not to exceed $2.0 million; (vi) any Investment by any Restricted Subsidiary of the Company, if as a result of such Investment, a Restricted Subsidiary becomes a Wholly Owned Subsidiary; (vii) Investments by any Restricted Subsidiary of the Company in Equity Interests of Persons other than the Subsidiaries of the Company in an aggregate amount not to exceed $5.0 million; (viii) other Investments by any Restricted Subsidiary of the Company, commencing on the Guaranty Date, in an aggregate amount not to exceed $5.0 million in any fiscal year, and to the extent the Restricted Subsidiaries of the Company do not utilize the amount permitted under this clause (viii) in a particular fiscal year, such unutilized amount shall be added to the amount available in the following fiscal year; (ix) any Investments by the Company consisting of payments pursuant to this Agreement; (x) purchases by any Restricted Subsidiary of the Company of Fonda Notes; provided that, at the time of any such purchase, not more than 5% of outstanding principal balance of the Discount Notes, at maturity, are held by Persons other than Newcup, the Company or any Restricted Subsidiary of the Company and no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and (xi) purchases by the Company and its Restricted Subsidiaries of Discount Notes, Company Preferred Stock and the Class C Common Stock so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

            "Permitted Liens" means (i) Liens to secure Indebtedness permitted by clause (i) of Section 4.09 hereof; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of Section 4.09 hereof, and Indebtedness incurred pursuant to the first paragraph of Section
4.09 hereof for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in each case covering only the assets acquired with such Indebtedness (except that, in the case of Indebtedness incurred to purchase the property which is the subject of the Sale and Leaseback Documents, such Liens may only extend to the assets which secure the Company's obligations under the Sale and Leaseback Documents as of the Guaranty Date); provided however, that the Lien securing any such Indebtedness shall be created within 90 days of such acquisition; (vii) Liens existing on the Guaranty Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2.5 million at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by such Restricted Subsidiary; (x) Liens in favor of the holders of Notes; (xi) Liens on assets of Lily Cup to secure Indebtedness permitted by clause (iv) of the third paragraph of Section 4.09 hereof, (xii) Liens securing Hedging Obligations permitted by clause (ix) of the third paragraph of Section 4.09 hereof; (xiii) any Lien granted by a Restricted Subsidiary on Discount Notes acquired by such Restricted Subsidiary after January 26, 2002, from any Person other than Newcup, the Company or any other Restricted Subsidiary for the purpose of securing Indebtedness incurred by such Restricted Subsidiary in connection with such acquisition; and (xiv) renewals or refundings of any Liens referred to in clauses (iii) through (viii), (ix) and (xiii) above provided that any such renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being renewed or refinanced.

            "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any such Restricted Subsidiary; provided that: (i) with respect to any Indebtedness other than

Indebtedness evidenced by the Discount Notes, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) with respect to Indebtedness evidenced by the Discount Notes, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the lesser of (a) the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith) and (b) the amount paid to purchase such Discount Notes by the Company or any of its Restricted Subsidiaries (plus the amount of reasonable expenses incurred in connection therewith); (iii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is incurred either by the Company or by the Subsidiary which is the obligor (or successor) on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

            "PIK Quarter" shall have the meaning ascribed to such term in the Notes.

            "Pledge Agreement" means the Pledge Agreement, dated as of the date this Agreement, by and between the Company and the Collateral Agent and substantially in the form attached as Exhibit B hereto, as such agreement may be amended, modified or supplemented from time to time, in accordance with the terms thereof.

            "Principals" means Dennis Mehiel, his spouse, his lineal descendants and any trust, corporation, partnership, association, limited liability company or other entity in which Dennis Mehiel, his spouse and/or his lineal descendants hold at least a majority of the total, combined outstanding voting power or similar controlling interest.

            "Pro Forma" means the unaudited consolidated balance sheets of the Company and its Subsidiaries as of the date hereof after giving effect to this Agreement, the other Company Guarantee Documents, the Note Purchase Documents, the adoption of the

Supplemental Indenture and the amendment of the Discount Notes owned by Newcup and the transactions contemplated hereby and thereby.

            "Registration Agreement" means the Registration Agreement, dated as of the Guaranty Date, by and among the Company and the Purchaser, as amended, modified or supplemented from time to time, in accordance with the terms thereof.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "Sale Leaseback Documents" means that certain Participation Agreement among Sweetheart, General Electric Capital Corporation, Dana Lease Finance Corporation, MDFC Equipment Leasing Corporation, Finova Capital Corporation, Transamerica Equipment Financial Services Corporation, General Foods Credit Investors No. 3 Corporation, State Street National Trust Company of Connecticut, National Association, as Owner Trustee, dated as of June 1, 2000, and all related documents and amendments thereto.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Series A Notes" means the 14.26% Series A Senior Notes due 2009 of Newcup issued pursuant to the Note Purchase Agreement, as amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Series B Notes" means the 14.26% Series B Senior Notes due 2009 issued by Newcup pursuant to the Note Purchase Agreement as amended, modified or supplemented from time to time, in accordance with the terms thereof.

            "Solvent" means, with respect to any Person on a particular date, that on such date, (a) the fair saleable value of the assets of such Person exceeds its probable liability on its debts as they become absolute and mature;
(b) such Person is able to pay its debts or liabilities as such debts and liabilities mature; and (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's assets would constitute an unreasonably small capital.

            "Subordinated Indebtedness" means any Indebtedness of the Company that is expressly subordinated in right of payment to the Notes or the Company's Guarantee of the Obligations evidenced by the Notes and the Note Purchase Documents.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such

Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof.

            "Supplemental Indenture" means that certain First Supplemental Indenture dated as of January 25, 2002, between the Company and The Bank of New York, as trustee, relating to the Discount Notes and the Indenture, dated as of March 12, 1998, pursuant to which the Discount Notes were issued, the form of which is attached as Exhibit C to the Note Purchase Agreement.

            "Surplus Real Estate" means Sweetheart's properties located in Sommerville, Massachusetts, and Springfield, Missouri.

             "Sweetheart"   means  Sweetheart   Holdings,   Inc.,  a  Delaware
corporation, and its successors.

            "Sweetheart Cup" means Sweetheart Cup Company Inc., a Delaware corporation, and its successors.

            "Tax Sharing Agreement" means that certain Tax Sharing Agreement, dated as of March 12, 1998, by and among the Company and Fonda.

            "TCW/Crescent Investors" means, collectively, TCW/Crescent Mezzanine Partners III, L.P., a Delaware limited partnership and TCW/Crescent Mezzanine Trust III, a Delaware business trust, TCW/Crescent Mezzanine Netherlands III, L.P., any of their Affiliates or any Holder for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an account manager (each individually a "TCW/Crescent Investor").

            "Transactions" means the sale and issuance of the Notes, the purchase by Newcup of the Discount Notes, the execution and delivery of the Note Purchase Documents, the Company Guarantee Documents and any other documents or agreements related thereto, the execution and delivery of the Supplemental Indenture with respect to the Discount Notes and the release of the collateral for such Indebtedness in accordance with the terms thereof and the amendment of the Company's Organizational Documents, and the payment of all fees, costs and expenses associated with all of the foregoing.

            "Unrestricted Subsidiary" means (i) until such time as they may be designated as a Restricted Subsidiary in the manner provided below, CEG and (ii) any Subsidiary (other than Fonda, Sweetheart or Sweetheart Cup) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors who is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Collateral Agent by filing with the Collateral Agent a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

            "Voting Stock" of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "Warrant Agreement" means the Warrant Agreement, dated as of the Guaranty Date, by and between the Company and the Purchaser and substantially in the form attached as Exhibit C hereto, as such agreement may be amended, modified or supplemented from time to time, in accordance with the terms thereof.

            "Warrants" means the warrants to purchase Class C Common Stock of the Company issued by the Company pursuant to the Warrant Agreement.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 2.02      Other Definitions.

                                                   Defined in
         Term                                       Section
         ----                                       -------

         "Affiliate Transaction"                      4.11
         "Asset Proceeds Deficiency"                  4.10
         "Asset Sale Offer"                           4.10
         "Asset Sale Offer Price"                     4.10
         "Company's Subsidiaries"                     6.01
         "Equity Realization Offer"                   4.15
         "Equity Realization Offer Price"             4.15
         "Equity Realization Payment"                 4.15
         "Equity Realization Payment Date"            4.15
         "Excess Proceeds"                            4.10
         "Excess Proceeds Offer Triggering Event"     4.10
         "Event of Default"                           9.01
         "Fonda Option Agreement"                     3.02
         "Guarantor Option Agreement                  3.03
         "incur"                                      4.09
         "Indemnitee[s]"                              8.02
         "Inspectors"                                 4.21
         "Laws"                                       6.11
         "New Sweetheart Indenture"                   4.26
         "Offered Price"                              4.10
         "Option Agreement"                           3.02
          "Other Indebtedness"                        4.10
         "Other Indebtedness Amount"                  4.10
         "Pari Passu Offer"                           4.10
         "Payment Amount"                             4.10
         "Permitted Debt"                             4.09
         "Proceedings"                                6.09
         "Projections"                                6.03
         "Restricted Payments"                        4.07
         "Supplemental Data"                          6.03
         "Transaction Agreements"                     8.01

SECTION 2.03      Rules Of Construction.

            Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5)   provisions apply to successive events and transactions; and

            (6) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation";

            (7) "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision hereof; and

            (8) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                  ARTICLE THREE

                                OTHER AGREEMENTS

SECTION 3.01      Warrants.

            On the Guaranty Date, the Company shall execute and deliver the Warrant Agreement and issue to the Purchaser Warrants representing the right to purchase upon exercise an aggregate of 76,082 shares (subject to adjustment) of the Class C Common Stock of the Company.

SECTION 3.02      Option Agreement.

            On the Guaranty Date, the Company shall execute and deliver an Option Agreement, in substantially the form attached hereto as Exhibit D, granting to the Purchaser the right, subject to certain terms and conditions including the condition that the amounts due under the Series A Notes shall have been accelerated as a result of an Event of Default (as defined in the Note Purchase Agreement) of the type described under Sections 4.1(a)(1) or 4.1(a)(2) of the Note Purchase Agreement, to purchase upon exercise 49% of the Capital Stock, on a fully diluted basis, of Fonda, 49% of the Voting Stock, on a fully diluted basis, of Sweetheart and 49% of the Capital Stock, on a fully diluted basis, of Sweetheart (the "Option Agreement").

SECTION 3.03      Cancellation of Notes and Purchase of Newcup.

            Subject to Section 1.08 and Section 1.18 hereof, in the event the Company is required to pay under its Guarantee of the Notes, upon payment and satisfaction by the Company of all of its Obligations under its Guarantee and provided such payment and satisfaction results in the payment in full of all of the outstanding principal balance of, premium, if any, and all accrued but unpaid interest on the Notes and all other Obligations evidenced by the other Note Purchase Documents, (i) the Notes shall be cancelled, (ii) the Collateral securing the Notes shall be released and (iii) the Company may exercise the option to purchase the Capital Stock of Newcup granted pursuant to that certain Option Agreement dated January 26, 2002, by and between Cupcorp, Inc. and the Company, as amended, modified or supplemented in accordance with the terms thereof (the "Guarantor Option Agreement").

SECTION 3.04 Capital Contribution to Newcup. On or prior to the Guaranty Date, Purchaser shall provide to the Company, evidence reasonably satisfactory to the Company, that Newcup has received a cash equity contribution of at least $1,000,000.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01      Reserved

SECTION 4.02      Reserved.

SECTION 4.03      Reports.

            (a) The Company will maintain, and will cause each of its Restricted Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to each Holder the financial statements and other reports described below:

                  (i) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month ending after the Guaranty Date, the Company will deliver, or cause to be delivered, the unaudited consolidated balance sheets of Sweetheart and their Restricted Subsidiaries as at the end of such month and the related consolidated statements of income and stockholders' equity and cash flows for such month and in each case for the period from the beginning of the then current fiscal year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the budget for the current fiscal year delivered pursuant to Sections 4.03(a)(v) and 4.03(b) hereof, all in reasonable detail and certified by the chief financial officer of each of Fonda and Sweetheart that they fairly present in all material respects the financial condition of each of Fonda and Sweetheart and their Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

                  (ii) Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Company ending after the Guaranty Date, the Company will deliver, or cause to be delivered, the unaudited consolidated balance sheets of Sweetheart and their Restricted Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and stockholders' equity and cash flows for such fiscal quarter and in each case for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the budget for the current fiscal year delivered pursuant to Sections 4.03(a)(v) and 4.03(b) hereof, all in reasonable detail and certified by the chief financial officer of each of Fonda and Sweetheart that they fairly present in all material respects the financial condition of each of Fonda and Sweetheart and their Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

                  (iii) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each fiscal year the Company will deliver: (A) the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Restricted Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and budget delivered pursuant to Section 4.03(a)(v) hereof for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present in all material respects the financial condition of the Company and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated and (B) in the case of such consolidated financial statements, a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Company, which report shall be unqualified, shall express no doubts about the ability of the Company and its Restricted Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present in all material respects the consolidated financial position of the Company and its Restricted Subsidiaries as of the dates indicated and the results of their operations, stockholders' equity and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP.

                  (iv) Promptly upon receipt thereof, copies of all reports submitted to the management of the Company by independent public accountants, whether in connection with each annual, interim or special audit of the consolidated financial statements of the Company made by such accountants or otherwise, including the management letter submitted by such accountants to management in connection with their annual audit.

                  (v) As soon as available and in any event thirty (30) days prior to the end of each fiscal year, the plan and budget for the Company and its Restricted Subsidiaries for the succeeding fiscal year.

            (b) Each financial statement delivered pursuant to subsections
(a)(i), (ii) and (iii) of this Section 4.03 shall be in a form reasonably acceptable to the Collateral Agent and shall be accompanied by any narrative report included with such financial statements describing the operations of the Company and its Subsidiaries in the form prepared for presentation to senior management.

SECTION 4.04      Compliance Certificate.

            (a) The Company shall deliver to the Holders, within 45 days after the end of each fiscal quarter and within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter or fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, whether to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and whether any Default or Event of Default shall have occurred under this Agreement or the other Company Guarantee Documents (and, if such a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the Company's Guarantee under this Agreement is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Collateral Agent, forthwith upon any Officer becoming aware of any Default or Event of

Default arising as a result of the Company's failure to perform or comply with the terms and provisions of this Agreement or the other Company Guarantee Documents, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05      Taxes.

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings.

SECTION 4.06      Stay, Extension And Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement, the Notes or the Company Guarantee Documents; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Collateral Agent or the Holders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07      Restricted Payments.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or any Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than the purchase, redemption, acquisition or retirement for value by any Restricted Subsidiary of the Company of any such Equity Interests owned by the Company or any other Restricted Subsidiary of the Company); (iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Company's Guarantee under this Agreement; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless such Restricted Payment is being made by a Restricted Subsidiary of the Company, and at the time of and after giving effect to such Restricted Payment:

            (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (b) the Restricted Subsidiaries of the Company would, on a consolidated basis and, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

            (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Restricted Subsidiaries of the Company after the Guaranty Date (excluding Restricted Payments permitted by clauses (i) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Restricted Subsidiaries of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing September 27, 1999 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii), without duplication, 100% of the aggregate net cash proceeds received by the Restricted Subsidiaries from the Company since the Guaranty Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Restricted Subsidiaries to the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Restricted Subsidiaries to the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary to the Company), plus (iii) to the extent that any Restricted Investment that was made after the Guaranty Date is sold for cash or otherwise liquidated or repaid for cash, 100% of the net cash proceeds thereof (less the cost of disposition, if any), but only to the extent not included in subclause
(i) of this clause (c).

            Compliance by the Company and its Restricted Subsidiaries with the foregoing clauses (b) and (c) of this Section 4.07 and the Fixed Charge Coverage Test set forth in the first paragraph of Section 4.09 hereof shall be determined on a consolidated basis for all Restricted Subsidiaries of the Company taken as a whole regardless of whether the Restricted Payment is to be made by less than all such Restricted Subsidiaries.

            The foregoing provisions shall not prohibit:

                  (i) so long as no Default or Event of Default shall have occurred and be continuing immediately after such transaction, the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) of the preceding paragraph and provided, further, that such repurchase, redemption or other acquisition or retirement may not include any Equity Interests owned, directly or indirectly, by the Principals;

                  (ii) Restricted Payments required under the terms of the Management Services Agreement and the Tax Sharing Agreement, each as in effect on the date hereof or as subsequently amended, modified or supplemented from time to time with the prior written consent of the Majority Holders;

                  (iii) the   payment  of  any   dividend   by  a   Restricted
Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                  (iv) so long as no Default or Event of Default shall have occurred and be continuing immediately after such transaction, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million during any fiscal year ending after September 24, 2000, plus the aggregate cash proceeds received by the Company during such fiscal year, from any issuance of Equity Interests or securities by the Company to members of management of the Company (or any of its Restricted Subsidiaries) and to the extent the Company does not utilize the amount permitted in a particular fiscal year, such unutilized amount shall be added to the amount available in the following fiscal year (provided that such proceeds are excluded from clause (c) of the preceding paragraph; and provided, further, that such repurchase, redemption or other acquisition or retirement may not include any Equity Interests owned, directly or indirectly, by the Principals); and

                  (v) other Restricted Payments by any Restricted Subsidiary of the Company in an aggregate amount not to exceed $5.0 million.

            The Board of Directors may designate any Restricted Subsidiary (other than Fonda, Sweetheart or Sweetheart Cup or any successor thereof) to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

            The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Holders, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $3.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Collateral Agent an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Agreement.

SECTION 4.08      Dividend And Other Payment Restrictions Affecting
                  Subsidiaries.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Guaranty Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those as in effect on the Guaranty Date, (b) this Agreement, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred, (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (g) restrictions relating to a Restricted Subsidiary formed for the sole purpose of engaging in accounts receivable financing, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced and (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 that limits the right of the debtor to dispose of the assets securing such Indebtedness.

SECTION 4.09      Incurrence Of Indebtedness And Issuance Of Preferred Stock.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that so long as no Default or Event of Default has occurred or is continuing, the Restricted Subsidiaries of the Company may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for such Restricted Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma and consolidated basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

            Compliance by the Company and its Restricted Subsidiaries with the Fixed Charge Coverage Test set forth in the first paragraph of this Section 4.09 hereof shall be determined on a consolidated basis for all Restricted Subsidiaries of the Company taken as a whole regardless of whether the Indebtedness is to be incurred by less than all such Restricted Subsidiaries.

            The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (i) the incurrence by the Restricted Subsidiaries of the Company of Indebtedness under Credit Facilities in aggregate principal amount not to exceed the greater of (x) 65% of inventory plus 85% of accounts receivable of the Company and its Wholly Owned Subsidiaries (in each case as determined in accordance with GAAP, but excluding accounts receivable that are past due more than 60 days), and (y) $215.0 million at any one time outstanding, less any Net Proceeds of Asset Sales applied to permanently reduce any such Indebtedness pursuant to Section 4.10 hereof;

                  (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (iii) the incurrence by Lily Cup of Indebtedness under Credit Facilities not to exceed the greater of (x) 65% of inventory plus 85% of accounts receivables plus 75% of the fair market value of the plant, property and equipment of Lily Cup (as determined in accordance with GAAP), and (y) Cn $30.0 million at any time outstanding and that is without recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets (other than Lily Cup and its assets) and is not guaranteed by any such Person;

                  (iv)  the   incurrence   by  the  Company  of   Indebtedness
represented by the Company's Guarantee of the Obligations evidenced by the Notes and the Company Guarantee Documents;

                  (v) the incurrence by any of the Restricted Subsidiaries of the Company of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

                  (vi) the incurrence by any of the Restricted Subsidiaries of the Company of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by one of the Restricted Subsidiaries of the Company and was not incurred in connection with, or in contemplation of, such acquisition by one of the Restricted Subsidiaries of the Company; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (vi) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (vi), does not exceed $5.0 million;

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under the first paragraph hereof or clauses (ii), (iv), (v) or (vi) of this paragraph;

                  (viii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries (other than any Indebtedness of the Company or any of its Restricted Subsidiaries owing to Lily Cup), in each case subject to no Lien held by any Person other than the Company or a Restricted Subsidiary (other than Liens securing intercompany notes pledged under documents governing Indebtedness incurred pursuant to clause (i) above or under the Pledge Agreement); provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
(viii); provided, further, however that any Indebtedness of the Company to any Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under this Agreement and the Notes;

                  (ix) the incurrence by any of the Restricted Subsidiaries of the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect of any floating rate Indebtedness that is permitted by the terms of this Agreement to be outstanding;

                  (x) the incurrence by the Global Cup Entities of Indebtedness under Credit Facilities in an aggregate principal amount not to exceed 65% of inventory plus 85% of accounts receivable of the Global Cup Entities (as determined in accordance with GAAP);

                  (xi) the incurrence by any of the Restricted Subsidiaries of the Company of Indebtedness which is recourse solely to newly acquired property financed with the incurrence of such Indebtedness in an aggregate principal amount not to exceed $20.0 million at any time outstanding; and

                  (xii) the incurrence by any of the Restricted Subsidiaries of the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) not to exceed $25.0 million at any one time outstanding.

            For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

SECTION 4.10      Asset Sales And Events Of Loss.

            The Company shall not consummate an Asset Sale without the prior written consent of the Majority Holders. The Company shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Holders) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on such Restricted Subsidiary's most recent balance sheet), of such Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

            Within 365 days after any Restricted Subsidiary's receipt of any Net Proceeds from an Asset Sale, such Restricted Subsidiary may apply such Net Proceeds (a) to permanently repay (and, in the case of revolving borrowings, to correspondingly reduce commitments with respect thereto) Indebtedness under any Credit Facilities or other Indebtedness of any Restricted Subsidiaries of the Company or other Indebtedness having a Lien on the property that was the subject of such Asset Sale (but only to the extent such Lien was a Permitted Lien), or
(b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement. Any Net Proceeds from Asset Sales that are not applied or invested as provided or permitted in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds" to the extent that payments, advances, dividends or distributions by the Restricted Subsidiaries to the Company necessary for the purchase of the Notes or any portion thereof is not prohibited by the terms of any Credit Facilities or any other agreement or indenture governing any Indebtedness for borrowed money of the Restricted Subsidiaries and provided that all offers to purchase Indebtedness of any Restricted Subsidiaries required by the terms of the agreements or indentures governing any Indebtedness for borrowed money of such Restricted Subsidiaries have been made and satisfied in accordance with the terms thereof. When the aggregate amount of Excess Proceeds exceeds $1.0 million (an "Excess Proceeds Offer Triggering Event"), the Company shall be required to make an offer to all Holders of Notes and, to the extent required by the terms thereof, any other Indebtedness that ranks pari passu with the Notes (the "Other Indebtedness"), to purchase an aggregate principal amount of Notes and any such Other Indebtedness equal to the amount of Excess Proceeds as follows:

                  (i) (A) The Company shall make an offer to purchase (an "Asset Sale Offer") from all Holders of the Notes in accordance with the procedures set forth in the Note Purchase Agreement with respect to the optional redemption of the Notes the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased at the applicable Asset Sale Offer Price out of an amount (the "Payment Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and such Other Indebtedness, if any (subject to proration in the event such amount is less than the aggregate Offered Price (as defined in clause (ii) below) of all Notes tendered), and (B) to the extent required by any such Other Indebtedness and provided there is a permanent reduction in the principal amount of such Other Indebtedness, the Company shall make an offer to purchase such Other Indebtedness (a "Pari Passu Offer") in an amount (the

"Other Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount.

                  (ii) The "Asset Sale Offer Price" shall mean (A) with respect to any Asset Sale Offer required to be made during the period commencing on the Guaranty Date and ending on (and including) December 24, 2006, the amount equal to the sum of (1) 112.037% of the principal amount of the Notes (exclusive of deferred interest, if any) tendered pursuant to such Asset Sale Offer, plus (2) 112.037% of the aggregate amount of interest deferred under the Notes tendered pursuant to such Asset Sale Offer for each PIK Quarter ended prior to the date on which such Asset Sale Offer is made, (B) with respect to any Asset Sale Offer required to be made during the period commencing on December 25, 2006, and ending on (and including) March 31, 2007, the amount equal to the sum of (1) 106.944% of the principal amount of the Notes (exclusive of deferred interest, if any) tendered pursuant to such Asset Sale Offer, plus (2) 100% of the aggregate amount of interest deferred under the Notes tendered pursuant to such Asset Sale Offer for each PIK Quarter ended prior to the date on which such Asset Sale Offer is made, (C) with respect to any Asset Sale Offer required to be made during the period commencing on April 1, 2007, and ending on (and including) October 24, 2008, the amount equal to 106.944% of the principal amount of the Notes tendered pursuant to such Asset Sale Offer, and (D) with respect to any Asset Sale Offer required to be made at any time on or after October 25, 2008, the amount equal to 100% of the principal amount of the Notes tendered pursuant to such Asset Sale Offer. The purchase price for the Notes tendered pursuant to an Asset Sale Offer shall be payable in cash in an amount equal to the applicable Asset Sale Offer Price on the Notes tendered pursuant to an Asset Sale Offer, plus accrued and unpaid interest on such Notes to the date such Asset Sale Offer is consummated (the "Offered Price"), in accordance with procedures set forth in the Note Purchase Agreement with respect to the optional redemption of the Notes. To the extent that the aggregate Offered Price of the Notes tendered pursuant to an Asset Sale Offer is less than the Payment Amount relating thereto or the aggregate amount of the Other Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Other Indebtedness amount (such shortfall constituting an "Asset Proceeds Deficiency"), the Company may use such Asset Proceeds Deficiency, or a portion thereof, for general corporate purposes.

                  (iii) If the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer and Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

SECTION 4.11      Transactions With Affiliates.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Collateral Agent (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing, except with respect to transactions in the ordinary course of business and consistent with past practice between the Company or any of its Restricted Subsidiaries and Box USA Holding, Inc. or any of its respective Subsidiaries; provided that the following shall not be deemed to be Affiliate
Transactions: (1) any transactions pursuant to agreements in effect on the Guaranty Date or any amendment thereto so long as such amendment is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Guaranty Date; (2) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary in an amount not to exceed $1.0 million per annum;
(3) transactions between or among the Company and its Restricted Subsidiaries;
(4) Restricted Payments and Permitted Investments that are permitted by the provisions of this Agreement described in Section 4.07 hereof, and (5) transactions entered into in connection with the Transactions.

SECTION 4.12      Liens.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13      Line Of Business.

            The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.14      Corporate Existence.

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15      Offer To Repurchase Upon An Equity Realization Event.

            Upon the occurrence of an Equity Realization Event, the Company shall be required to make an offer to each Holder of Notes to purchase all (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Equity Realization Offer") at the applicable Equity Realization Offer Price, plus accrued and unpaid interest to the date of purchase (the "Equity Realization Payment"). The "Equity Realization Offer Price" shall mean (A) with respect to any Equity Realization Offer required to be made during the period commencing on the Guaranty Date and ending on (and including) December 24, 2006, the amount equal to the sum of (1) 112.037% of the principal amount of the Notes (exclusive of deferred interest, if any), plus (2) 112.037% of the aggregate amount of interest deferred under the Notes for each PIK Quarter ended prior to the date on which such Equity Realization Offer is made, (B) with respect to any Equity Realization Offer required to be made during the period commencing on December 25, 2006, and ending on (and including) March 31, 2007, the amount equal to the sum of (1) 106.944% of the principal amount of the Notes (exclusive of deferred interest, if any) , plus (2) 100% of the aggregate amount of interest deferred under the Notes for each PIK Quarter ended prior to the date on which such Equity Realization Offer is made, (C) with respect to any Equity Realization Offer required to be made during the period commencing on April 1, 2007, and ending on (and including) October 24, 2008, the amount equal to 106.944% of the principal amount of the Notes tendered pursuant to such Equity Realization Offer, and (D) with respect to any Equity Realization Offer required to be made at any time on or after October 25, 2008, the amount equal to 100% of the principal amount of the Notes tendered pursuant to such Equity Realization Offer. If the Company is required to make an offer to purchase all of the Notes pursuant to the provisions of this Section 4.15, it shall, by 12:00 noon (New York City time) on the date of such Equity Realization Event, deposit with the Collateral Agent money, in same-day funds, sufficient to pay the Equity Realization Payment and any amount due or to become due with respect to Section 8.01 of the Guaranty Agreement. The Collateral Agent shall promptly return to the Company any money deposited with the Collateral Agent by the Company in excess of the amounts necessary to pay the Equity Realization Payment and any amount due or to become due with respect to Section 8.01 of the Guaranty Agreement. If the Company complies with the provisions of this Section 4.15, on and after the date such Equity Realization Payment is made, whether or not such Notes are presented for payment, interest shall cease to accrue on the Notes. If a Note is purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note required to be purchased shall not be so purchased upon surrender for purchase because of the failure of the Company to comply with this Section 4.15, interest shall be paid on the unpaid principal, from the date of such Equity Realization Event until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 4.16 Limitations On Issuances And Sales Of Capital Stock In Wholly Owned Restricted Subsidiaries.

            The Company (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock in such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with
Section 4.10 hereof or Section 4.15 hereof, as the case may be, and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company or Sweetheart to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.17      Limitation On Issuances Of Guarantees Of Indebtedness.

            The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company, other than any such Indebtedness incurred pursuant to clauses (i) and (ii) of the definition of Permitted Debt and any Permitted Refinancing Indebtedness with respect thereto, unless such Restricted Subsidiary simultaneously executes and delivers a supplemental agreement to this Agreement providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness. Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Agreement.

SECTION 4.18      Investment Company Act.

            None of the Company nor any of its Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

SECTION 4.19      Insurance.

            The Company and each of its Restricted Subsidiaries shall maintain liability, casualty and other insurance with a reputable insurer or insurers in such amounts and against such risk as is carried by responsible companies engaged in similar businesses and owning similar assets.

SECTION 4.20 Compliance with Laws, Maintenance of Licenses.

            The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees to which any of them is subject, and maintain, obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or maintain, obtain and keep in effect could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.21      Inspection of Properties and Records.

            The Company agrees to allow, and to cause each of its Restricted Subsidiaries to allow, the TCW/Crescent Investors as a group so long as any TCW/Crescent Investor is a Holder, and each Holder (other than the Purchaser) of, together with its Affiliates as a group, at least $15,000,000 in aggregate principal amount of the Notes or, in the event there is no Holder of at least $15,000,000 in aggregate principal amount of the Notes, the TCW/Crescent Investors (so long as any TCW/Crescent Investor is a Holder) and the Holder (other than the Purchaser) who holds the greatest aggregate principal amount of the Notes (and so long as a Default or an Event of Default has occurred and is continuing, the TCW/Crescent Investors (so long as any TCW/Crescent Investor is a Holder) and each Holder (other than the Purchaser) (or, in each case, such Persons as any of them may designate) (individually and collectively, "Inspectors"), (i) to visit and inspect any of the properties of the Company or any of its Restricted Subsidiaries, (ii) to examine all their books of account, records, reports and other papers and to make copies and extracts therefrom,
(iii) to discuss their respective affairs, finances and accounts with their respective officers and employees, and (iv) to discuss the financial condition of the Company and its Subsidiaries with their independent accountants upon reasonable notice to the Company of its intention to do so and so long as the Company shall be given the reasonable opportunity to participate in such discussions (and by this provision the Company authorizes said accountants to have such discussions with the Inspectors). All such visits, examinations and discussions set forth in the preceding sentence shall be at such reasonable times and upon reasonable notice and as often as may be reasonably requested; provided that unless a Default or an Event of Default shall have occurred and be continuing such visits shall be limited to 1 per quarter. If a Default or an Event of Default shall have occurred and be continuing, the Company shall pay or reimburse all Inspectors for expenses which such Inspectors may reasonably incur in connection with any such visitations or inspections.

SECTION 4.22      Board of Directors Observation Rights.

            The TCW/Crescent Investors as a group so long as any TCW/Crescent Investor is a Holder and each Holder (other than the Purchaser) of, together with its Affiliates as a group, at least $15,000,000 in aggregate principal amount of the Notes, shall have the right to have one representative, who shall be reasonably acceptable to the Company, present (whether in person or by telephone) at all meetings of the Board of Directors of the Company, Sweetheart, Sweetheart Cup and Fonda; provided that such representative shall not be entitled to vote at such meetings. The Company shall send to such representative all of the notices, information and other materials that are distributed to the directors of the Company, Sweetheart, Sweetheart Cup and Fonda; provided, however, that upon the request of such representative, the Company shall refrain from sending such notices, information and other materials for so long as such representative shall request. Each Holder having a right to a representative pursuant to this Section 4.22 shall provide notice to the Company of the identity and address of, or any change with respect to the identity or address of, such representative. The Company shall reimburse each such representative for the reasonable out-of-pocket expenses of such representative incurred in connection with the attendance at such meetings.

SECTION 4.23      Private Placement Number.

            The Company consents to the filing of copies of this Agreement with Standard & Poor's, a division of McGraw-Hill Companies, Inc., to obtain a private placement number and with the National Association of Insurance Commissioners.

SECTION 4.24      Notice of Certain Proceedings.

            If the Company or any of its Restricted Subsidiaries is made or threatened to be made a party to any proceeding that, if determined adversely to the Company or such Restricted Subsidiary would result, or be likely to result, in a Material Adverse Effect, then the Company shall promptly deliver to the Holders a description of such proceedings, indicating the court in which it was filed, if any, the amount in controversy or other remedies sought and the other parties thereto.

SECTION 4.25      Opinions of Counsel; Certificates.

            (a) The Company shall cause to be delivered to the Purchaser and the Collateral Agent on the Guaranty Date (i) an Opinion of Counsel dated the Guaranty Date and addressed to the Purchaser and the Collateral Agent from Kramer Levin, Naftalis & Frankel, LLP, counsel for the Company, as to the matters set forth on Exhibit E, and an Officers' Certificate dated as of the Guaranty Date and addressed to the Purchaser and the Collateral

Agent, certifying that each of the representations and warranties of the Company set forth in Article Six of this Agreement is true and correct as of the Guaranty Date.

            (b) Upon request by the Purchaser in connection with the closing of a transaction pursuant to which the Purchaser will transfer the Notes to one or more Persons (the "Purchaser's Note Sale Transaction"), the Company shall cause to be delivered to or as directed by the Purchaser, on the date of the Closing of the Purchaser's Note Sale Transaction (the "Purchaser's Closing Date"), (a) an Opinion of Counsel dated the Purchaser's Closing Date and addressed to the Collateral Agent and to each Person to whom Notes will be transferred by the Purchaser on the Purchaser's Closing Date from Kramer Levin, Naftalis & Frankel, LLP, counsel for the Company, or such other counsel as may be designated by the Company and reasonably acceptable to the Purchaser and the Collateral Agent, as to the matters set forth on Exhibit E, and (b) an Officers' Certificate dated as of the Purchaser's Closing Date and addressed to the Collateral Agent and to each Person to whom Notes will be transferred by the Purchaser on the Purchaser's Closing Date, certifying that each of the representations and warranties of the Company set forth in Article Six of this Agreement is true and correct as of the Purchaser's Closing Date.

SECTION 4.26      Certain Amendments.

            Certain definitions and covenants used in the Company Guarantee Documents are intended to be substantively identical to the definitions and covenants in the final version of the indenture governing certain Senior Secured Notes to be issued by Sweetheart (the "New Sweetheart Indenture"). If the Majority Holders determine that changes are required in order to ensure that such definitions and covenants are substantially identical to the definitions and covenants in the New Sweetheart Indenture, this Agreement and the other Company Guarantee Documents shall be amended to conform to such definitions and covenants; provided that in the event the final form of the New Sweetheart Indenture permits the Restricted Subsidiaries of the Company to (i) incur Restricted Payments of the type permitted under Section 4.07(v) hereof in an amount up to $7.5 million, (ii) incur Indebtedness of the type permitted in clause (y) of Section 4.09(i) hereof in an amount up to $225.0 million, (iii) incur Indebtedness of the type permitted under clause (y) of Section 4.09(iii) hereof in an amount up to $33.0 million, (iv) incur Indebtedness of the type permitted under Section 4.09(v) hereof in an amount up to $7.5 million, (v) incur Indebtedness of the type permitted under Section 4.09(vi) hereof in an amount up to $7.5 million, (vi) incur Indebtedness of the type permitted under
Section 4.09(xi) hereof in an amount up to $25 million or (viii) incur Indebtedness of the type permitted under Section 4.09(xii) hereof in an amount up to $30 million, the Holders shall amend such provisions to conform to the amounts permitted under the corresponding provisions of the New Sweetheart Indenture.

SECTION 4.27      Change in Organizational Documents.

            The Company shall not and shall not permit any of Sweetheart or Fonda or any of their successors to amend, modify, supplement or restate any of the Organizational Documents of Sweetheart or Fonda without the prior written consent of the Majority Holders if the effect of such amendment, modification, supplement or restatement, by merger or otherwise, is to (i) change, alter or amend Section 7 of the by-laws of Sweetheart (except that clause (xi) of such by-laws may be amended to require four directors to approve the removal or the election of the chief executive officer, chief operating officer and chief financial officer) or the comparable provisions of the by-laws of Fonda required to be adopted pursuant to this Section 4.27, or
(ii) the rights, duties, interests and benefits of any of the Capital Stock of Fonda or Sweetheart authorized as of the Guaranty Date. Immediately upon the exercise of the option granted to the Holders of the Series A Notes pursuant to the Option Agreement, the Company shall cause Fonda to adopt a by-law substantially identical to Section 7 of the by-laws of Sweetheart required by clause (i) of this Section 4.27.

SECTION 4.28      Limitations on Purchase of Discount Notes.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, purchase or otherwise acquire any Discount Notes unless (a) the full amount of the purchase price for the Discount Notes being so purchased or acquired is payable in full and in cash concurrently with such purchase or acquisition, and (b) the purchase price payable for the Discount Notes being so purchased or acquired does not exceed one hundred percent (100%) of the accreted value of the Discount Notes being so purchased or otherwise acquired, computed as of the date on which such purchase or acquisition is consummated. In the event any Discount Notes are acquired by or distributed, transferred or assigned to the Company or any of its Unrestricted Subsidiaries, the Company shall or shall cause such Unrestricted Subsidiary to, promptly cancel and terminate such Discount Note for no consideration. In the event any Restricted Subsidiary of the Company becomes the owner or holder of a Discount Note, such Restricted Subsidiary shall not transfer or assign such Discount Note to any Person other than the Company or another Restricted Subsidiary and the Company shall, as soon as such distribution, dividend, transfer or assignment of such Discount Note is permitted under the agreements and indentures governing the Indebtedness of such Restricted Subsidiary, cause such Restricted Subsidiary to distribute, dividend, transfer or assign such Discount Note to the Company for cancellation and termination in accordance with this Section 4.28.

SECTION 4.29      Post-Closing Covenants.

            Promptly after the Guaranty Date, and, in any event, within ten (10) Business Days after the Guaranty Date, the Company agrees to take all action within its control (a) to cause the Discount Notes to be modified, effective as of January 25, 2002, to (i) reduce the aggregate principal amount thereof to $55 million, (ii) reduce the interest rate thereon to 4% per annum and (iii) permit such interest to be paid in kind until maturity, including, if necessary, entering into a note modification agreement reflecting such modifications, (b) to effect the release of the Discount Notes Indenture Collateral, and (c) to cause the termination of the Discount Notes Indenture Pledge Agreement.

SECTION 4.30      Collateral Delivery.

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

            Within ten (10) Business Days after the Guaranty Date, the Company shall deliver to the Collateral Agent the original certificates (which certificates shall be properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank) representing all of the Capital Stock of Fonda and not less than 90% of the outstanding Capital Stock of Sweetheart and the originals of each intercompany note payable to the Company from any of its Subsidiaries.

                                  ARTICLE FIVE

                                   SUCCESSORS

SECTION 5.01      Merger, Consolidation, Or Sale Of Assets.

            (a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Agreement , the Warrant Agreement, the Pledge Agreement, this Agreement and the other Company Guarantee Documents pursuant to supplemental agreements in a form reasonably satisfactory to Collateral Agent and the Majority Holders; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09.

SECTION 5.02      Successor Corporation Substituted.

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the Obligations evidenced by the Notes pursuant to the Company's Guarantee of such Obligations.

                                   ARTICLE SIX

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants as of the Guaranty Date, as follows:

SECTION 6.01      Authorization, Capitalization.

            (a) The Company has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement, the Warrant Agreement, the Registration Agreement , the Pledge Agreement and the other Company Guarantee Documents to which it is a party, (ii) to consummate the transactions contemplated hereby and thereby. Each of this Agreement, the Warrant Agreement, the Registration Agreement , and the Pledge Agreement and the other Company Guarantee Documents to which the Company is a party is a legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

            (b) The total authorized and total outstanding Equity Interests of the Company, after giving effect to the consummation of the transactions contemplated hereby, are as set forth in Schedule 6.01, and in each case such outstanding Equity Interests of the Company are, to the knowledge of the Company, free and clear of any preemptive rights, any registration rights and any limitations on voting rights, of any nature, except as disclosed in Schedule
6.01. On the Guaranty Date and after giving effect to the consummation of the transactions contemplated by the Company Guaranty Documents, the Equity Interests of the Company are owned by the Persons listed on Schedule 6.01 in the amounts set forth thereon. The Subsidiaries of the Company listed on Schedule
6.01 are the only Subsidiaries of the Company (together, the "Company's Subsidiaries"). Except as set forth as Schedule 6.01, the Company owns 100% of the outstanding Equity Interests or other securities evidencing equity ownership of each of the Company's Subsidiaries, in each case free and clear of any Lien (other than Permitted Liens), limitation on voting rights, encumbrance, equity or adverse interest of any nature. All of the outstanding Equity Interests of the Company and each of its Restricted Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. Except as set forth on Schedule 6.01, the Company does not own any capital stock or any other securities of any corporation, nor does it have any Equity Interest in any Person.

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

            (c) On the Guaranty Date, the Warrants will be duly authorized and validly issued, will be fully paid and nonassessable and will not have been issued in violation of, nor will they be subject to, any preemptive or similar rights other than those in favor of the Holders or as contemplated in the Warrant Agreement. Except as set forth on Schedule 6.01, there are no outstanding (i) securities convertible into or exchangeable for any Equity Interests of the Company or any of its Restricted Subsidiaries, (ii) options, warrants or other rights to purchase or subscribe to Equity Interests of the Company or any of its Restricted Subsidiaries or securities convertible into or exchangeable for Equity Interests of the Company or any of its Restricted Subsidiaries, (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any Equity Interests of the Company or any of its Restricted Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights or (iv) voting trusts, agreements, contracts, commitments, understandings or arrangements with respect to the voting of any of the Equity Interests of the Company or any of its Restricted Subsidiaries.

            (d) Except for the Registration Agreement and as set forth on
Schedule 6.01, neither the Company nor any of its Restricted Subsidiaries has entered into an agreement to register its securities under the Securities Act. Except for this Agreement and as set forth on Schedule 6.01 hereto, neither the Company nor any of its Restricted Subsidiaries has entered into any agreement to issue, purchase or sell any of its securities.

SECTION 6.02      No Violation or Conflict, No Default

            (a) Neither the execution, delivery or performance of this Agreement, the Pledge Agreement, the Registration Agreement , the Guaranty Fee Agreement, the Option Agreement, the Warrant Agreement or any of the other Company Guarantee Documents by the Company, as the case may be, nor the compliance with its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby and thereby, nor the issuance, sale or delivery of the Warrants will:

            (1) violate any provision of the Organizational Documents of the Company or any of its Restricted Subsidiaries;

            (2) violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority or body to which the Company or any of its Restricted Subsidiaries or any of their respective properties may be subject;

            (3) permit or cause the acceleration of the maturity of any debt or obligation of the Company or any of its Restricted Subsidiaries; or

            (4) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any property of the Company or any of its Restricted Subsidiaries under, any mortgage, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

            (b) Neither the Company nor any of its Restricted Subsidiaries is in default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold.

SECTION 6.03      No Material Adverse Change; Financial Statements

            (a) No Material Adverse Change. Since September 30, 2001, neither the Company nor any of its Restricted Subsidiaries has suffered any material adverse change in their properties, business, operations, assets, condition (financial or otherwise) or prospects which could reasonably be expected to result in a Material Adverse Effect.

            (b) Financial Statements. The Company has previously provided to the Purchaser and certain of the TCW/Crescent Investors or its Account Manager (i) the audited consolidated balance sheet of the Company, and its Subsidiaries as of September 30, 2001, and the related audited consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for each such fiscal year and (ii) the unaudited statement of operations of the Company and its Subsidiaries for the three-month period ended December 31, 2001, subject to normal year end adjustments. Such financial statements present fairly in all material respects the consolidated financial position, results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries at the respective dates or for the respective periods to which they apply. Except as disclosed therein, such statements and related notes have been prepared in accordance with GAAP consistently applied throughout the periods involved (except that unaudited interim statements may not contain footnotes). All financial statements concerning the Company and its Restricted Subsidiaries that will hereafter be furnished by the Company and its Restricted Subsidiaries to the Collateral Agent or the Holders pursuant to this Agreement will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and will present fairly in all material respects the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

            (c) Pro Forma. The Pro Forma was prepared in accordance with GAAP, with only such pro forma adjustments thereto as would be required to present fairly the information contained therein, and is based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made.

            (d) Projections. True and complete copies of (i) projections of the consolidated revenues, earnings before depreciation, interest and taxes, operating margins, net income and capital expenditures the Company and its Restricted Subsidiaries for each of the fiscal years ending 2002, 2003, 2004, 2005, and 2006, prepared by senior management of the Company assuming the consummation of the transactions contemplated hereby and by the other Company Guarantee Documents (the "Projections") and (ii) the assumptions and supplemental data used in preparing the Projections (collectively, the "Supplemental Data") have been delivered by the Company to Purchaser and certain of the TCW/Crescent Investors or its Account Manager. The Projections were prepared on the basis of the Supplemental Data which represent a reasonable basis for such preparation. The Projections and the Supplemental Data reflect the best currently available estimates and judgment of the Company's senior management as to the expected future financial performance of the Company and its Restricted Subsidiaries and are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made.

SECTION 6.04      Full Disclosure

      Neither this Agreement, the financial statements referred to in Section 6.03, any Company Guarantee Document, nor any other document, certificate or written statement furnished by or on behalf of any of the Company or any of its Restricted Subsidiaries or any of their respective agents or employees to Purchaser or any TCW/Crescent Investor or its Account Manager in connection with the negotiation and sale of the Notes and the Warrants, when taken as a whole, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no material fact known to the Company or any of their respective agents or employees that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and written statements furnished to the Purchaser or any TCW/Crescent Investor or its Account Manager for use in connection with the transactions contemplated hereby.

SECTION 6.05      Third Party Consents

      Neither the nature of the Company nor of any of its businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Company Guarantee Documents and the issuance of the Warrants on the Guaranty Date nor the performance by the Company of its other obligations hereunder or under any other Company Guarantee Document, or the consummation of the transactions contemplated by, this Agreement, or any other Company Guarantee Document, as the case may be, is such as to require a consent, approval or authorization of, or notice to, or filing, registration or qualification with, any governmental authority or other Person on the part of the Company as a condition to the execution and delivery of this Agreement or any of the other Company Guarantee Documents or the offer, issuance, sale or delivery of the Warrants on the Guaranty Date other than such consents, approvals, authorizations, notices, filings, registrations or qualifications which have been made or obtained on or prior to the Guaranty Date (and copies of which have been delivered to the Purchaser and other Collateral Agent) and such filings under Federal and state securities laws which are permitted to be made after the Guaranty Date and which the Company hereby agrees to file within the time period prescribed by applicable law.

SECTION 6.06      Governmental Regulations

      Neither the Company nor any of its Restricted Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or to any Federal or state statute or regulation limiting its ability to incur Indebtedness or consummate the transactions contemplated hereby and by the other Company Guarantee Documents.

SECTION 6.07      Brokers

      Except for Purchaser, the Company has not dealt with any broker, finder, commission agent or other such intermediary in connection with the execution and delivery of this Agreement and the other Company Guarantee Documents and the issuance of the Warrants and the transactions contemplated by this Agreement and the other Company Guarantee Documents, and the Company is under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

      The Company agrees to indemnify and hold the Holders harmless from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations in connection with or relating to any broker's or finder's fees or commission or similar payment in connection with such transactions, except with respect to such fees or commissions incurred by any Purchaser for its account, so long as the Company receives notice of any such action, suit, claim, etc., reasonably promptly after the Holders become aware thereof; provided that the failure to give such notice as provided in this sentence shall not relieve the Company of its obligations under this sentence except to the extent, and only to the extent, that the Company is materially prejudiced by such failure to give notice (as determined by a court of competent jurisdiction in a final nonappealable judgment).

SECTION 6.08      Solvency

      Immediately prior to and after giving effect to the issuance of the Warrants and the execution, delivery and performance of this Agreement, the Pledge Agreement, the Registration Agreement and the other Company Guarantee Documents and any instrument governing Indebtedness of the Company and its Restricted Subsidiaries incurred as of the Guaranty Date, the Company is Solvent.

SECTION 6.09      Litigation

            (a) Except as set forth on Schedule 6.09, there is no action, claim, suit, citation or proceeding (including, without limitation, an investigation or pre-trial proceeding, such as a deposition) in which the amount in controversy or the amount of damages claimed or sought from the Company or of any of its Restricted Subsidiaries exceeds $100,000 (regardless of whether it is covered by insurance), whether commenced, or to the knowledge of the Company, threatened ("Proceedings") against or affecting the Company or any of its Restricted Subsidiaries or any of their properties or assets. None of the Proceedings, if finally determined adversely to the Company or any of its Restricted Subsidiaries, could reasonably be expected to have a Material Adverse Effect. There is no Proceeding seeking to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement or any of the other Company Guarantee Documents or the transactions contemplated hereby or thereby.

            (b) Neither the Company nor any of its Restricted Subsidiaries is subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal that has had a Material Adverse Effect or that could reasonably be expected to have a Material Adverse Effect.

SECTION 6.10      Taxes

      All Tax Returns required to be filed by the Company or any of its Restricted Subsidiaries have been timely filed and such returns are true, complete and correct in all material respects. All Taxes due or claimed to be due from the Company or any of its Restricted Subsidiaries that are due and payable have been paid, other than those (i) being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP or (ii) those currently payable without penalty or interest and for which an adequate reserve or accrual has been established or extensions duly filed. The Company does not know of (A) any actual or proposed material additional Taxes or (B) any probable basis for the imposition of any material additional Taxes for any fiscal period against the Company or any of its Restricted Subsidiaries.

SECTION 6.11      Compliance with Laws

      The Company and each of its Restricted Subsidiaries has obtained and has maintained in good standing any licenses, permits, consents and authorizations required to be obtained by it under all laws or regulations relating to its business (collectively, the "Laws"), the absence of which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect, and any such licenses, permits, consents and authorizations remain in full force and effect, except as to any of the foregoing the absence of which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Restricted Subsidiaries are in compliance with the Laws in all material respects, and there is no pending or, the Company's knowledge, threatened, action or proceeding against the Company or any of its Restricted Subsidiaries under any of the Laws, other than any such actions or proceedings which, individually or in the aggregate, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.12      Indebtedness

      After giving effect to the this Agreement and the transactions contemplated thereby, other than the Company's Guarantee of the Notes and the Existing Indebtedness set forth on

Schedule 6.12, neither the Company nor any of its Restricted Subsidiaries (i) is a party to any loan or similar agreement, (ii) has any notes, bonds, debentures or other evidences of indebtedness outstanding nor (iii) has guaranteed the obligations or liabilities of any Person.

SECTION 6.13      Insurance

      Schedule 6.13 hereto lists all material insurance policies insuring, and all material performance bonds issued in favor of, the Company or any of its Restricted Subsidiaries, specifying (a) the name of the insurer or bonding company, (b) the risk insured or bonded, (c) the limits of coverage, (d) the deductible, if any, (e) the premium (including any proposed premium increases known to the Company), (f) any notice of cancellation or nonrenewal received by the Company and (g) the date through which coverage will continue by virtue of premiums already paid.

SECTION 6.14      Affiliate Transactions

      Except as described in the Form 10-K Annual Report pursuant to Section 13 or 15(d) of the Exchange Act of each of the Company, Sweetheart and Fonda for the fiscal year ending September 30, 2001, there are no material Affiliate Transactions among the Company and its Affiliates.

                                  ARTICLE SEVEN

                             COLLATERAL AND SECURITY

SECTION 7.01      Collateral Documents.

            The due and punctual payment of the principal of, premiums on, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premiums on, if any, interest on (to the extent permitted by law) the Notes and performance of all obligations of the Company to the Holders of Notes under this Agreement and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents which the Company has entered into simultaneously with the execution of this Agreement and any Collateral Documents to be entered into subsequent to the Guaranty Date pursuant to the terms hereof. Each Holder of Notes, by its acceptance thereof and of the Company's Guaranty hereunder, consents and agrees to the terms of each Collateral Document (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent, as agent for the ratable benefit of the Holders, to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall do or cause to be done all such acts and things as may be reasonably necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Agreement and of the Notes guaranteed hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Collateral Agent, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company under this Agreement, the Notes and the Collateral Documents, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders, superior to and prior to the rights of all third Persons and subject to no other Liens other than Permitted Liens permitted by the applicable Collateral Document.

SECTION 7.02      Recording and Opinions.

            (a) The Company shall furnish to Collateral Agent simultaneously with the execution and delivery of this Agreement an Opinion of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Agreement, financing statements or other instruments necessary to make effective the Lien intended to be created by this Agreement and the Collateral Documents, and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

            (b) The Company shall furnish to the Collateral Agent on June 1 in each year beginning with June 1, 2003, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Agreement and the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Collateral Agent hereunder and under the Collateral Documents with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

SECTION 7.03      Release of Collateral.

            (a) Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents (including Section
11.6 of the Pledge Agreement upon exercise of the Conversion Option) or with the prior written consent of the Holders of eighty percent (80%) or more of the outstanding principal balance of the Notes. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all of the outstanding principal balance of, premiums on, if any, and all accrued but unpaid interest on the Notes has been paid in full, the Collateral Agent shall, at the sole cost and expense of the Company, release the

Collateral. Upon receipt of such Officers' Certificate and written confirmation from Newcup as to the matters set forth in such Officers' Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Collateral Documents.

            (b) No Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Collateral Agent the certificate required by this Section 7.03.

            (c) At any time when a Payment Default or a Bankruptcy Default (as such term is defined in the Pledge Agreement) or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of the Collateral Documents shall be effective as against the Holders of the Notes.

SECTION 7.04 Authorization Of Actions To Be Taken By The Collateral Agent Under The Collateral Documents.

            Subject to the provisions of Sections 7.01 and 7.02 hereof, the Collateral Agent may, in its sole discretion and without the consent of the Holders of the Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents, and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company under this Agreement and the Collateral Documents. The Collateral Agent shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Agreement, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of the Notes or of the Collateral Agent). The Collateral Agent is not obligated to foreclose on the Collateral, even if indemnity is offered, if this right may subject the Collateral Agent to personal environmental liability.

SECTION 7.05 Authorization of Receipt of Funds By The Collateral Agent Under the Collateral Documents

            Upon an Event of Default and so long as such Event of Default continues, the Collateral Agent may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies provided for by the applicable Uniform Commercial Code or other applicable law, and the Collateral Agent may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company, except as specified below, sell, assign or otherwise liquidate, or direct the Company to sell, assign or otherwise liquidate, any or all of the

Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale regardless of notice of sale having being given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and placed fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            Any cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be deposited in a separate bank account of the Collateral Agent created for such purpose and applied (unless otherwise provided for in the Collateral Documents and after payment of any and all amounts payable to the Collateral Agent pursuant to this Agreement), as the Collateral Agent shall determine or as the Holders shall direct pursuant to Section 11.5 of the Pledge Agreement, (i) against the Obligations of the Company under this Agreement, and the Collateral Documents for the ratable benefit for the Holders, (ii) to maintain or otherwise protect the Collateral or (iii) to take such other action to protect the other rights of the Holders or to take any other appropriate action or remedy for the benefit of the Holders. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Obligations of the Company under this Agreement or the Collateral Documents shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

SECTION 7.06      Termination of Security Interest

            Upon the payment or other satisfaction or termination of all Obligations of the Company under this Agreement, and the Collateral Documents in full, the Holders shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid or otherwise satisfied or terminated in full, and instruct the Collateral Agent to release the Liens pursuant to this Agreement and the Collateral Documents.

SECTION 7.07      Cooperation of the Collateral Agent.

            In the event the Company pledges or grants a security interest in additional Collateral, the Collateral Agent shall cooperate with the Company in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents.

                                  ARTICLE EIGHT

                             EXPENSES AND INDEMNITY

SECTION 8.01      Expenses.

            Whether or not the transactions contemplated hereby shall be consummated and regardless of whether Newcup is obligated to pay such expenses, the Company shall pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Company Guarantee Documents and the Note Purchase Documents and any consents, amendments, waivers or other modifications thereto;
(b) all the costs of furnishing all Opinions by Counsel for Newcup, the Company and its Subsidiaries or the Collateral Agent; (c) the reasonable fees, expenses and disbursements of counsel to the Collateral Agent, any TCW/Crescent Investor or Newcup in connection with the negotiation, preparation, execution and administration of the Company Guarantee Documents and the Note Purchase Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Company or Newcup, including any such expenses incurred in connection with the purchase by any TCW/Crescent Investor of the Notes and Warrants; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of the Holders pursuant to the Company Guarantee Documents and the Note Purchase Documents, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to the Collateral Agent and of counsel providing any opinions that the Collateral Agent or the Purchaser may request in respect of this Agreement, the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements incurred by the Collateral Agent, any TCW/Crescent Investor or Newcup in connection with the transactions contemplated by the Note Purchase Documents and the Company Guarantee Documents, including travel and lodging expenses and all costs incurred in connection with such Person's review of the Company's and its Subsidiaries business and operations and the fees, expenses and disbursements of any auditors, accountants, consultants or appraisers and any rating agency fees incurred in connection with the purchase of the Notes; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent or any TCW/Crescent Investor in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by the

Collateral Agent or any Holder (other than the Purchaser) in connection with any transfer or assignment of any of the Notes and the negotiation, preparation and execution of the Company Guarantee Documents and the Note Purchase Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby, including reasonable attorneys fees and expenses; and (h) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by the Collateral Agent and the Holders in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the other Company Guarantee Documents or the Note Purchase Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Companies Guarantee hereunder) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder or under the Note Purchase Documents or the Company Guarantee Documents in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings. The provisions of this
Section 8.01 shall survive any termination of this Agreement including the payment in full of all of the Obligations evidenced by the Notes and the other Note Purchase Documents.

SECTION 8.02      General Indemnity.

            In the event that Newcup, any holder of an Equity Interest in Newcup, any Indemnified Holder or the Collateral Agent (each an "Indemnitee" and collectively, the "Indemnitees") becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including the Company, any of its Subsidiaries, the stockholders of the Company or any holder of any Existing Indebtedness in connection with or as a result of either this arrangement, the Transactions or any matter referred to in this Agreement the Note Purchase Documents or the Company Guarantee Documents (together, the "Transaction Agreements"), the Company periodically will and will cause its Restricted Subsidiaries to reimburse each Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Company also will indemnify and hold each Indemnitee harmless against any and all losses, claims, damages or liabilities to any such Person in connection with or as a result of either this arrangement or any matter referred to in the Transaction Agreements, except to the extent that any such loss, claim, damage or liability results from the willful misconduct, gross negligence or bad faith of such Indemnitee in performing the obligations that are the subject of the Transaction Agreements. If for any reason the foregoing indemnification is unavailable to any Indemnitee or insufficient to hold such Indemnitee harmless, then the Company shall contribute or cause its Restricted Subsidiaries to contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company on the one hand and such Indemnitee on the other hand in the matters contemplated by the Transaction Agreements as well as the relative fault of the Company and such Indemnified Holder with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this Section 8.02 paragraph and
Section 8.03 hereof shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate of any Indemnitee and the partners, members, directors, agents, employees, attorneys and controlling persons (if any), as the case may be, of the Company and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, each Indemnitee, any such Affiliate and any such Person. The Company also agrees that neither any indemnified party nor any of such Affiliates, partners, directors, agents, employees, attorneys or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company or any other Person in connection with or as a result of either this arrangement or any matter referred to in the Transaction Agreements except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of such indemnified party in connection with the Transactions; provided, however, that in no event shall such indemnified party or such other Persons have any liability for any indirect, consequential or punitive damages in connection with or as a result of such indemnified party's or such other Person's activities related to the Transaction Agreements. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either this arrangement or any matter referred to in this Agreement is hereby waived by the parties hereto. The provisions of this Section 8.02 shall survive any termination of this Agreement including the payment in full of all of the Obligations evidenced by the Notes and the other Note Purchase Documents.

SECTION 8.03      Income Tax Indemnity.

            The Company agrees to indemnify and hold Newcup, each holder of an Equity Interest in Newcup, and each Indemnitee (as defined in Section 8.02 harmless from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations (including interest and penalties, and including fees and expenses of attorneys, accountants, and other professionals) asserted against or incurred or suffered by Newcup, any holder of an Equity Interest in Newcup and/or any other Indemnitee by reason of, in connection with or relating to any income taxes incurred by or attributable to Newcup, any holder of an Equity Interest in Newcup or any Indemnitee arising as a result of
(a) any recharacterization of any interest accruing with respect to the Notes ,
(b) any adjustment or disallowance of the deductibility of any interest accruing with respect to the Notes or (c) the recognition by Newcup or any holder of an Equity Interest in Newcup of any taxable income. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either this arrangement or any matter referred to in this Agreement is hereby waived by the parties hereto. The provisions of this Section 8.03 shall survive any termination of this Agreement including the payment in full of all of the Obligations evidenced by the Notes and the other Note Purchase Documents.

                                  ARTICLE NINE

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01      With Consent Of Holders Of Notes.

                  (i) The Company, the Collateral Agent and the Holders may amend or supplement this Agreement with the consent of the Collateral Agent and the Majority Holders, and compliance with any provision of this Agreement may be waived with the consent of the Majority Holders and the Collateral Agent.

SECTION 9.02      Revocation And Effect Of Consents.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Collateral Agent receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                                   ARTICLE TEN

                                EVENTS OF DEFAULT

SECTION 10.01     Events of Default.

            (a)   Each of the following constitutes an "Event of Default":

                  (1) The occurrence of an Event of Default (as defined in the Note Purchase Agreement) (A) under Section 4(a)(1)(ii) of the Note Purchase Agreement, (B) under Section 4(a)(2)(i) of the Note Purchase Agreement, but only if such Event of Default under Section 4(a)(2)(i) of the Note Purchase Agreement is occasioned by the failure to pay when due any principal of Series A Notes that becomes due, by acceleration (other than an acceleration based upon the failure of Newcup to make the mandatory redemption required to be made with respect to the Series A Notes on January 23, 2007, or based upon the occurrence of an Event of Default under Section 4(a)(1) of the Note Purchase Agreement) or otherwise, prior to January 23, 2009, (C) under Section 4(a)(2)(ii) of the Note Purchase Agreement; or (D) under Section 4(a)(3) of the Note Purchase Agreement;

                  (2) failure (A) by the Company or any of its Subsidiaries to comply with the provisions described under Sections 4.07, 4.09, 4.10, 4.15 and
5.01 of the Guaranty Agreement, or (B) by the Company to comply with any of the provisions of the Option Agreement;

                  (3) if any of the representations or warranties of the Company made in this Agreement are untrue in any respect, and the result of which could reasonably be expected to have a Material Adverse Effect;

                  (4) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of the other provisions of this Agreement or any of the other Guaranty Documents;

                  (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Guaranty Agreement, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more or such Indebtedness consists of 25% or more of the principal amount at maturity of the Discount Notes;

                  (6) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10,000,000 and either (a) any creditor commences enforcement proceedings upon any such judgments or (b) such judgments are not paid, discharged or stayed for a period of 60 days; and

                  (7) the Company or any of its Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                        (i)   commences a voluntary case,

                        (ii) consents to the entry of an order for relief against it in an involuntary case,

                        (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                        (iv) makes a general assignment for the benefit of its creditors, or

                        (v) generally is not paying its debts as they become due; or

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (i) is for relief against the Company or any of its Subsidiaries;

                        (ii) appoints a custodian of the Company or any of its Subsidiaries; or

                        (iii) orders the liquidation of the Company or any of its Subsidiaries,

and the order or decree remains unstayed and in effect for 60 consecutive days.

            (b) If any Event of Default occurs and is continuing, the Majority Holders may declare all the Obligations of the Company under this Guaranty to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under this Section 10.01(a)(7), all Obligations of the Company under this Guaranty will become due and payable automatically without further action or notice. Upon the occurrence of any Event of Default, the Majority Holders may, at any time and from time to time thereafter so long as such Event of Default is continuing, enforce this Agreement and exercise as against the Company such rights and remedies as may be available to the Holders hereunder or otherwise available at law or in equity, subject to the limitations set forth in Section 4(b)(1) of the Note Purchase Agreement. The Holders of the Notes may not enforce this Agreement except as provided in the Notes, this Agreement and the Note Purchase Agreement.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01     Notices.

            Any notice or communication by the Company or the Collateral Agent to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company:

      SF Holding Group, Inc.
      115 Stevens Avenue
      Valhalla, New York  10595
      Telecopier No.: (914) 747-9293
      Attention: Harvey L. Friedman

      With a copy to:

      Kramer, Levin, Naftalis & Frankel
      919 Third Avenue
      New York, NY 10022
      Telecopier No.: (212) 715-8000
      Attention: Shari K. Krouner

      If to the Purchaser:

      Jefferies & Company, Inc.
      11100 Santa Monica Blvd.
      Suite 1000
      Los Angeles, CA  90025
      Attn: Andrew R. Whittaker
      Telecopy No.: (310) 575-5165

      With a copy to:

      TCW Crescent Mezzanine, L.L.C.
      200 Crescent Court, Suite 1600
      Dallas, Texas  75201
      Telecopier No. (214) 740-7382
      Attention:  Timothy P. Costello

      With a copy to:

      Gardere Wynne Sewell LLP
      3000 Thanksgiving Tower
      1601 Elm Street
      Dallas, Texas  75201
      Telecopier No. (214) 999-4667
      Attention:  Gary B. Clark

      If to the Collateral Agent:

      TCW/Crescent Mezzanine, L.L.C.
      200 Crescent Court
      Suite 1600
      Dallas, Texas  75201
      Telecopier No. (214) 740-7382
      Attention:  Timothy P. Costello

      With a copy to:

      Gardere Wynne Sewell LLP
      3000 Thanksgiving Tower
      1601 Elm Street
      Dallas, Texas  75201
      Telecopier No. (214) 999-4667
      Attention:  Gary B. Clark

            The Company, the Holders or the Collateral Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Collateral Agent at the same time.

SECTION 11.02     Statements Required In Certificate Or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.03 No Personal Liability Of Directors, Officers, Employees And Stockholders.

            No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Guaranty, this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy

SECTION 11.04     Governing Law.

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

SECTION 11.05     No Adverse Interpretation Of Other Agreements.

            This Agreement may not be used to interpret any other agreement, indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such agreement, indenture, loan or debt agreement may not be used to interpret this Agreement.

SECTION 11.06     Successors.

            All agreements of the Company in this Agreement shall bind its successors. All agreements of the Holders and the Collateral Agent in this Agreement shall bind their respective successors.

SECTION 11.07     Severability.

            In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.08     Counterpart Originals.

            The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same Agreement.

SECTION 11.09     Table Of Contents, Headings, Etc.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

Dated as of January 26, 2002

                                    SF HOLDINGS GROUP, INC.


                                    BY: /s/ Dennis Mehiel
                                       ------------------------
                                       Name:  Dennis Mehiel
                                       Title: Chairman

Attest:


/s/ Hans H. Heinsen
-----------------------------
 Name:  Hans Heinsen
 Title: Chief Financial Officer


JEFFERIES & COMPANY, INC.


By: /s/ Eric Macy
   -----------------------------
Name:  Eric Macy
Title: Executive Vice President



TCW/Crescent Mezzanine, L.L.C.,
   as Collateral Agent


By: /s/ Timothy P. Costello
   -----------------------------
Name:  Timothy P. Costello
Title: Managing Director

                                    EXHIBIT A

                                    GUARANTY

      For value received, the undersigned hereby unconditionally guarantees to the Holder of the Note upon which this Guaranty is endorsed, subject to the terms of the Guaranty Agreement pursuant to which this Guaranty was issued (a) the due and punctual payment of the principal of, premium (if any) and interest on such Note when and as the same shall become due and payable for any reason according to the terms of such Note, the Agreement and/or this Guaranty Agreement, and (b) that all other payment obligations of the Company under the Agreement or the Notes will be promptly paid in full in accordance with the terms of the Agreement, the Guaranty Agreement and the Notes.


                                    SF HOLDINGS GROUP, INC.


                                    By:
                                       ---------------------------------

                                    Name:
                                         -------------------------------

                                    Title:
                                          ------------------------------

                                    EXHIBIT B


                            FORM OF PLEDGE AGREEMENT

                                   [Attached]

                                    EXHIBIT C


                            FORM OF WARRANT AGREEMENT

                                   [Attached]

                                    EXHIBIT D


                            FORM OF OPTION AGREEMENT

                                   [Attached]

                                    EXHIBIT E


                    FORM OF OPINION OF COUNSEL TO THE COMPANY

      The closing opinion of Kramer, Levin, Naftalis & Frankel, LLP, as counsel for the Company, which is called for by Sections 4.25 and 7.02(a) of the Agreement, shall be dated Guaranty Date, shall be addressed to the Collateral Agent, the Purchaser and each subsequent Holder, shall be reasonably satisfactory in scope and form to the Collateral Agent and the Purchaser, and shall be to the effect that:

      1. The Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, (b) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require it to be qualified to transact business as a foreign corporation under applicable law, and (c) possesses all requisite corporate power and authority to conduct its business and execute, deliver and comply with the terms of each of the Agreement, the Warrant Agreement, the Registration Agreement , the Option Agreement and the Pledge Agreement.

      2. The execution and delivery of, and the performance by the Company of its obligations under, each of the Agreement, the Warrant Agreement, the Registration Agreement , the Option Agreement and the Pledge Agreement have been duly authorized and approved by all necessary corporate action on the part of the Company.

      3. Each of the Agreement, the Warrant Agreement, the Registration Agreement , the Option Agreement and the Pledge Agreement (a) has been duly executed and delivered by the Company, (b) constitutes legal, valid, and binding obligation of the Company, and (c) is enforceable against the Company in accordance with its respective terms.

      4. No consent, approval, authorization or order of, and no filing, declaration, registration or qualification with, any court or other governmental agency, authority or body under the laws of the State of New York or the federal laws of the United States of America, and no approval or consent of any other Person which has not been obtained on or prior to the date hereof, is required in connection with the valid execution and delivery by the Company of, or for the consummation by the Company of the transactions contemplated by, the Agreement, the Warrant Agreement, the Registration Agreement , the Option Agreement and the Pledge Agreement, including without limitation, the issuance by the Company of the Warrants pursuant to the Warrant Agreement to the Purchaser and the granting by the Company of the Option pursuant to (and as defined in) the Option Agreement to the Purchaser.

      5. Neither the execution, delivery or performance by the Company of, nor the compliance by the Company with, nor the consummation by the Company of the transactions contemplated by any one or more of the Agreement, the Warrant Agreement, the Registration

Agreement , the Option Agreement and the Pledge Agreement, including without limitation, the issuance by the Company of the Warrants pursuant to the Warrant Agreement to the Purchaser and the granting by the Company of the Option pursuant to (and as defined in) the Option Agreement to the Purchaser, will (a) with or without the giving of notice or lapse of time or both, conflict with or result in any violation or breach of or default under, or result in the creation or imposition of any Lien (other than Permitted Liens) under, (i) any of the Company's Organizational Documents or (ii) any promissory note, debenture indenture, mortgage, deed of trust, deed to secure debt, security agreement, pledge agreement, lease agreement, loan or credit agreement, or any other instrument, agreement or document evidencing, securing or governing any Indebtedness and to which the Company and/or any one or more of its Restricted Subsidiaries is a party or by which the Company and/or any one or more of its Restricted Subsidiaries (or any of their respective properties or assets) may be bound, (b) conflict with or violate (i) any law, statute, rule or regulation of the State of New York or of the United States of America, or (ii) the corporate laws of the State of Delaware, or (c) violate or conflict with any judgment, decree, writ, injunction, order, statute, rule, or regulation of any court or any public, governmental or regulatory agency or body that is known to us and that is binding up the Company and/or any one or more of its Restricted Subsidiaries or any of their respective properties or assets.

      6. To the best of our knowledge, except as referred to in the Agreement (including the Exhibits and Schedules thereto), there are no actions, suits, proceedings, or investigations pending or overtly threatened against the Company or any of its Restrictive Subsidiaries, or their respective properties or assets, before any court or governmental agency in which the amount in controversy or the amount of damages claimed or sought from the Company or of any of its Restricted Subsidiaries exceeds $100,000.

      7. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

      8. The authorized Capital Stock of the Company, the amount of the Company's Capital Stock that is issued and outstanding, and the holders of record of the issued and outstanding shares of Capital Stock of the Company are as set forth on Schedule 6.01 of the Agreement. [___________] shares of Class C Common Stock have been duly authorized and validly reserved for issuance upon exercise of the Warrants, and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any Liens. To our knowledge, there are no options, warrants, conversion privileges, preemptive rights, or other rights currently outstanding in favor of any Person other than the Purchaser to purchase or otherwise acquire any authorized but unissued shares of the Capital Stock or other securities of the Company.

      9. To the best of our knowledge, except as provided in the Warrant Agreement and in the Registration Agreement , the Company is not under any obligation to register any of its Capital Stock that is outstanding or that is contemplated to be issued by the Warrant Agreement.

      10. Each of the issuance by the Company of the Warrants pursuant to the Warrant Agreement to the Purchaser and the granting by the Company of the Option pursuant to (and as defined in) the Option Agreement to the Purchaser constitutes a transaction that is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

      11. The Pledge Agreement creates in favor of the Collateral Agent a security interest in the Pledged Securities, the Intercompany Notes, and all of the Company's right, title, and interest in those items and types of the Collateral in which a security interest may be created exclusively under Chapter 9 of the Uniform Commercial Code now in effect in the State of New York (the "UCC"). The Financing Statement to be filed in the UCC Filing Office are in appropriate form for filing in the UCC Filing Office and the filing thereof in the UCC Filing Office pursuant to Chapter 9 of the UCC will result in the perfection of the Collateral Agent's security interest in all Collateral in which a security interest has been created under the Pledge Agreement and in which a security interest may be perfected by the filing of financing statements in the UCC Filing Office under Chapter 9 of the UCC.

      12. Upon delivery of (a) the stock certificates evidencing the Pledged Securities (as defined in the Pledge Agreement) and (b) the promissory notes evidencing the Intercompany Notes (as defined in the Pledge Agreement), in each case duly endorsed or accompanied by a duly executed instrument of assignment, to the Collateral Agent, the security interest of the Collateral Agent granted by the Company pursuant to the Pledge Agreement in the stock certificates and the promissory notes so delivered will be perfected under the UCC and will be prior to any adverse claim (as defined in the UCC) or other Lien of any other Person.

      13. Other than as set forth in the preceding paragraphs 11 and 12, no action need be taken, as of the date hereof, with respect to the recording, registering and filing of this Agreement, the Pledge Agreement or any financing statements or other instruments necessary to make effective the Lien intended to be created by the Pledge Agreement.

                                  Schedule 6.01

                                  Capital Stock


Holders of Capital Stock, Warrants and Options:
----------------------------------------------

                                                     Shares
                                                     ------
CLASS A COMMON STOCK
(Authorized: 1,400,000 shares)

Dennis Mehiel                                        378,385.0
Dennis Mehiel (as voting trustee)                    134,138.0
AIG                                                   30,990.0
Thomas Uleau                                           9,535.0
Trusts for the children of HL Friedman                 9,535.0
                                                     ---------
                        Outstanding                  562,583.0

Shares underlying stock option issued to DM
  currently exercisable                                 71,515

Shares issuable upon conversion of
      Class B Series 1 Preferred Stock               133,494.0
      Class B Series 2 Preferred Stock
            Dennis Mehiel                            116,647.1
            Thomas Uleau                               3,497.5
            Albion Alliance                           10,679.5
            Equitable Life                             2,669.9
                                                     ---------
                                                     133,494.0

Reserved for issuance upon conversion of
      Class B Common                                  56,459.0
      Class C Common (outstanding)                    39,900.0
      Class C Common (reserved)                       96,000.0
      Class D Common (granted)                        39,435.0
                                                     ----------

                        TOTAL                        1,133,580

CLASS B COMMON STOCK
(Authorized: 200,000)

The Equitable Life Assurance Society of the United
     States                                           56,459.0

CLASS C COMMON STOCK
(Authorized:  300,000)

Purchasers of Senior Notes                            28,800.0
Purchasers of Exchangeable Preferred                  11,100.0

Reserved for issuance on exercise of Warrants         96,000.0

CLASS D COMMON STOCK
(Authorized:  200,000)

Shares underlying stock options issued to
certain management of Sweetheart, Fonda and SF        39,435.0
     Holdings
      [Currently Exercisable                          21,478.0

CLASS B PREFERRED STOCK
(Authorized: 100,000 shares)

      CLASS B SERIES 1 PREFERRED STOCK
      (Authorized:  15,000 shares)

      Creative Expressions Group, Inc.                15,000.0

      CLASS B SERIES 2 PREFERRED STOCK
      (Authorized: 15,000 shares)

      Dennis Mehiel                                   13,107.0
      Thomas Uleau                                       393.0
      Albion Alliance                                  1,200.0
      Equitable Life                                     300.0

EXCHANGEABLE PREFERRED STOCK
(Authorized: 20,000 shares)

      Purchasers in Private Placement                  3,000.0
      Shares issued as PIK dividends to date        1,986.1779

Subsidiaries:
------------

a)    Sweetheart Holdings Inc. (48.3% ownership of voting stock)
b)    The Fonda Group, Inc.
c)    Creative Expressions Group, Inc.


Agreements:
----------

a) Shareholders' and Voting Trust Agreement, dated as of August 15, 1997, between Dennis Mehiel and Edith Mehiel

b) Amended and Restated Registration Rights Agreement, dated as of March 12, 1998, among SF Holdings Group, Inc., The Fonda Group, Inc., Albion Alliance Mezzanine Fund, L.P. and The Equitable Life Assurance Society of the United States

c) Stockholders' Rights Agreement, dated as of March 12, 1998, among SF Holdings Group, Inc. and the persons listed on Schedule I thereto


                                  Schedule 6.09

                                   Litigation

     Plaintiff             Defendant                   Claim                 Date of Suit
     ---------             ---------                   -----                 ------------

a)   Owen-Illinois, Inc.   Sweetheart Cup Company      Breach of Contract       5/25/00

b)   Aldridge, Alan        Lily Tulip Salary           Breach of Contact re:    4/9/87
                           Retirement Benefit          Payment of Earned
                           Committee and Fort          Vacation Time
                           Howard Cup Co.

c)   Liquidating           Sweetheart                  Fraudulent Transfer;     11/29/01
     Trustee of Ace                                    Avoidable Preference
     Baking Company,
     Limited
     Partnership

                                  Schedule 6.12

                                  Indebtedness


a) $144,000,000 principal amount at maturity of 12 3/4% Senior Secured Discount Notes due 2008 issued by SF Holdings Group, Inc. pursuant to an Indenture dated as of March 12, 1998.

b) $110,000,000 face amount of 10 1/2% Senior Subordinated Notes due 2003 issued by Sweetheart Cup Company Inc. (as successor to Cup Acquisition Corporation) pursuant to an Indenture dated as of August 30, 1993.

c) $120,000,000 face amount of 91/2% Senior Subordinated Notes due 2007 The Fonda Group, Inc. pursuant to an Indenture dated as of February 27, 1997.

d) Second Amended and Restated Loan and Security Agreement dated as of June 15, 2000 among Sweetheart Cup Company Inc. as the Borrower, the Financial Institutions named therein as the Lenders, and Bank of America, N.A. as the agent.

e) Fourth Amended and Restated Revolving Credit, Term Loan and Security agreement dated August 28, 2001 between The Fonda Group, Inc. as borrower and IBJ Whitehall Business Credit Corporation as lender and agent.

f) Credit Agreement, as amended, dated June 15, 1998 between Lily Cups Inc. as borrower and General Electric Capital Canada Inc. as Lender.

g) $1,538,749.40 face amount Subordinated Convertible Note dated May 15, 2000 between Sweetheart Cup Company Inc. and Paul R. Corazzo.

h) $930,865.81 face amount Subordinated Convertible Note dated May 15, 2000 between Sweetheart Cup Company Inc. and William Corazzo.

i) $1,300,861.47 face amount Subordinated Convertible Note dated May 15, 2000 between Sweetheart Cup Company Inc. and Patrick W. Caccavale.

j) $930,865.81 face amount Subordinated Convertible Note dated May 15, 2000 between Sweetheart Cup Company Inc. and Donna Corazzo Reed.

k) Agreement of Lease dated June 26, 1990 and Option to Purchase dated October 29, 1991 between Altoona Enterprises, Inc. and The Fonda Group, Inc. for certain real property in Williamsburg, Pennsylvania. The initial cost of the lease was $2,217,150.

                                  Schedule 6.13

                               Insurance Policies

                                 [See Attached]